EXHIBIT 10.4
AMENDED AND RESTATED MASTER AGREEMENT
This Amended and Restated Master Agreement (this “Agreement”) is entered into effective as of February 1, 2013 (the “Effective Date”), by and between Dell Marketing L.P. (“Dell”), a Texas limited partnership with a principal place of business at One Dell Way, Round Rock, TX 78682, and athenahealth, Inc. (“Athena”), a Delaware corporation with a principal place of business at 311 Arsenal Street, Watertown, MA 02472. Dell and Athena are referred to herein as the “Parties” and each as a “Party.”
WHEREAS, Athena is a provider of a web-based physician practice management system (the “athenaNet System,” as that term is defined under Section 9), including revenue-cycle and clinical-cycle services, to medical practices in the United States, and whereas Dell is a provider of outsourced data processing and other business process services;
WHEREAS, Athena and Vision Business Process Solutions Inc. (“Perot Systems”) had signed a Master Services Agreement (“Perot MSA”) with an effective date of January 1, 2009, with a term of five years, scheduled to expire on December 31, 2013, and the Perot MSA was novated from Perot Systems to Dell, pursuant to acquisition of the Perot Systems Corporation group by Dell Inc. and group in 2009;
WHEREAS Athena and Dell wish to amend and restate the Perot MSA through which Athena may continue to engage Dell to perform on behalf of Athena the data processing and business process services specified in this Agreement and Dell wishes to be engaged to provide such services on behalf of Athena, subject to the terms and conditions contained in this Agreement; and
WHEREAS, because the services provided by Dell are substantially integrated into Athena’s business workflow, the Parties acknowledge their joint commitment during the term of this Agreement to communicate effectively, coordinate efforts, and work diligently towards improving and enhancing the efficiency and quality of the Parties’ coordinated workflows.
NOW THEREFORE, in consideration of the mutual covenants and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	RELATIONSHIP MANAGEMENT AND PROCESS IMPROVEMENT

a)	Relationship Managers. Each Party shall appoint an individual (“Relationship Manager”) to serve as the primary point of contact for all issues concerning the relationship between the Parties, including but not limited to coordinating decisions regarding each Statement of Work and the provision of Services. Each Relationship Manager will be reasonably available to discuss matters of mutual concern with the other Party at its request. Both Relationship Managers will have direct access to the top officers at their respective organizations to resolve issues promptly. Each Party’s Relationship Manager may be changed at any time by giving written notice to the other Party. The Relationship Managers shall meet, or conduct a telephone conference, at least weekly, to clarify and mutually resolve matters arising under this Agreement.

b)
Account Executives. During the term of this Agreement, Dell shall have a U.S.-based employee working full time on the Athena and Dell relationship. Such individual shall spend at least one week per month on-site at Athena’s principal place of business in Watertown, Massachusetts, and shall have sufficient authority within Dell to expedite senior management decisions on whether and how to implement mutually proposed work process enhancements. Athena shall designate an employee to work on managing the Athena and Dell relationship. Such individual shall spend approximately one week per month working with Dell, and shall have sufficient authority within Athena to expedite senior management decisions on whether and how to implement mutually proposed work process enhancements.

c)
Continuous Process Improvement. Throughout the term of this Agreement, each Party respectively agrees to commit significant internal time and resources toward improving the efficiency and quality of the Parties’ coordinated workflows involved in the provision of Services under this Agreement. The Parties will work toward a goal within sixty days following the Effective Date to establish a common methodology that they will use together to achieve mutually agreed workflow efficiency and quality improvements. Each Party will allocate at least two full-time personnel to this effort, with sufficient skills and experience to accomplish the mutually agreed process improvement goals.

d)
Availability of Operational Information. The Parties recognize that, to achieve the mutually agreed process improvement goals described above, each Party will require access to the other Party’s data concerning the inputs into and results of its business workflows solely related to the Services provided under this Agreement, including without limitation aggregate user productivity data with respect to Services with FTE-based pricing, volume forecasts, shift schedules, and training materials and documentation, and such other information and documentation. Therefore, each Party agrees to disclose relevant data to the other Party in a spirit of mutual openness and cooperation and Dell will disclose such data and information as reasonably requested by the other Party. Any such disclosures shall be treated by the receiving Party at all times as Confidential Information of the disclosing Party subject to all of the obligations regarding Confidential Information provided in this Agreement. Neither Party shall be required or expected to disclose any such information if such disclosure would violate an important corporate policy which it is impracticable or infeasible to revise to accommodate the disclosures contemplated under this Agreement, or would violate any legal or regulatory requirement.

2.	PROVISION OF SERVICES

a)
Statements of Work. Under the terms and subject to the conditions and obligations of this Agreement, Dell will provide to Athena the services (the “Services”) that are specified in each mutually agreed statement of work (“Statement of Work” or “SOW”), in the form attached hereto as Exhibit A, each of which shall be become a part of this Agreement. In the event of a conflict between the terms of this Agreement and a Statement of Work, the terms specified in a Statement of Work shall govern with respect to such Statement of Work.

b)
Change Orders. Athena may from time to time during the term of this Agreement request in writing commercially reasonable changes in the scope of Services delivered pursuant to this Agreement that do not alter the fundamental nature of the obligations and/or the rights of either Dell or Athena. Upon receipt of each such request from Athena (a “Change Request”), Dell will evaluate the impact that the Change Request will have on the resources required by Dell to perform the Services, the charges then payable to Dell under this Agreement and any other consequential changes. Dell will give written notice to Athena as to the results of such evaluation within fifteen business days following the date of receipt of a Change Request from Athena, which response will indicate whether Dell agrees to implement the Change Request. If Dell agrees, Dell will set forth: (i) the change in cost, if any, to Athena and (ii) the schedule associated with implementing the Change Request and (iii) any other consequential changes. Athena will then notify Dell in writing within fifteen business days of receipt of such notice from Dell whether or not to implement the Change Request in accordance with Dell’s advice regarding cost and implementation schedule. Any change resulting from a Change Request must be evidenced in the form of a written change order (“Change Order”) in the form attached hereto as Exhibit B. Until and unless reduced to a mutually acceptable Change Order, executed by the parties to this Agreement, no Change Request will alter the terms and conditions of this Agreement.

c)
Service Locations. All Services shall be provided by Dell at the facilities designated on Exhibit C attached hereto, as updated by the Parties from time to time. Dell may from time to time determine, for business and operational reasons, that it wishes to perform Services at a new Dell facility, whether in the same geographic area, or in another country, city, or other geographic area not listed on Exhibit C (a “New Location”). In such case, Dell shall notify Athena of (i) its intent to provide Services at such New Location, (ii) which Services it intends to perform at such New Location, (iii) the quality assurance measures that will be applied to the Services at such New Location, (iv) a proposed schedule for implementation of Services at the New Location, and (v) other relevant details regarding the New Location and transfer of Services to the New Location. Following receipt of such notice, Athena must notify Dell within thirty days of any objection to the provision of Services in such New Locations. If Athena fails to object within such 30-day period, then it shall have been deemed to have consented. Athena shall not unreasonably withhold its consent to the provision of services in a New Location, provided that, without limitation, Athena shall not be deemed to have unreasonably withheld consent if it reasonably determines based on all available information that the quality of services to be provided at the New Location will be lower than at the prior location. Any New Location in a country not yet listed on Exhibit C must be a separate legal entity that is duly formed and authorized to conduct business and provide the Services in that country, and must be owned, directly or indirectly, by Dell Inc. (a “New Entity”).

d)
Subcontracting. Dell may not subcontract the provision of Services without prior written permission of Athena, provided that Dell may arrange for the performance of some or all of the Services by its affiliated companies in the locations listed on Exhibit C and by New Entities, pursuant to a transfer pricing agreement or other arrangement, and provided further that Dell will remain subject to and responsible and liable for the performance of Dell’s obligations and undertakings in this Agreement by each such affiliate or subcontractor.

e)	Forecasting.

i.
Forecast volumes will be established in each SOW that will be used by the Parties for budget and planning purposes. These projected volumes do not represent commitments by either Party but will act as guide for ensuring staffing level requirements are met over the term of the applicable SOW. Detailed description of the projected annual volume by service line and location shall be as specified in the applicable SOWs.

ii.	Athena shall provide to Dell updates to these volume forecasts on a quarterly basis for the various Services specified in all the SOWs according to the following schedule:

Forecast Delivery Date	Forecast Period
November 1st	January – December
February 1st	April – March
May 1st	July – June
August 1st	October – September
Forecast volumes are not inclusive of variance buffers (defined within each Statement of Work) within which it is assumed there would be no degradation in timeliness or quality performance.

3.	PAYMENT

a)	Payment Amount. In consideration for the provision of the Services, Athena will pay Dell monthly a fee (prorated for any partial month) calculated based on each applicable Statement of Work.

b)
Additional Charges. In addition to the fees set forth in the applicable Statements of Work, Athena will be responsible for payment of any and all excise, use and sales taxes levied by the United States or by any state of the United States upon Athena and upon Dell with respect to the Services, provided that Dell will promptly notify Athena of the need to make any necessary filings with respect to such charges or to pay such charges to the extent Dell has notice or knowledge thereof. Dell will cooperate with Athena in any reasonable effort to limit such charges or to seek legally appropriate refunds or abatements. Notwithstanding the foregoing, Dell will be responsible for (i) payment of property taxes, income and excise taxes, franchise taxes, employment taxes and other taxes and tariffs levied on Dell by reason of either their doing business, domicile, place of operations, retention and payment of employees, status, revenue, or property, and (ii) any and all taxes, tariffs or other charges imposed by any other governmental body or authority other than the United States or any state of the United States in connection with the Services. Notwithstanding the foregoing, in the event that Dell notifies Athena that a non-U.S. governmental body or authority intends to impose a tariff, sales, service, excise tax, or other similar tax on the provision of such Services, then Athena will work with Dell to choose a new location for the provision of such Services that are not subject to such taxes or, if such relocation is not commercially feasible, to discuss in good faith a modification to the pricing

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
for such services to reflect sharing of increased costs due to such new tax obligation.

c)	Billing and Payment.

i.
Transaction-Based Payment. For Services which are billed on a per transaction or other per unit basis, as set forth in the applicable Statement of Work, Dell will invoice Athena for the Services provided during the previous calendar month and also submit to Athena a spreadsheet showing the number of transactions executed during the preceding month as calculated by Dell based on transaction information contained in the athenaNet System (“Monthly Transactions Spreadsheet”). If Dell, in its reasonable opinion, disputes the calculations contained in the Monthly Transactions Spreadsheet, calculated based on the transaction information available in athenaNet System, then Dell shall be entitled to generate the invoice for Services rendered during the previous calendar month, based on the transaction information available with Dell on its own systems and Athena shall make payment of such invoice within thirty days from the date of such invoice. In the event Athena notifies the Dell’s Relationship Manager in writing within fifteen business days from the date of invoice that the Monthly Transactions Spreadsheet created by the transaction information available on the Dell’s systems is inaccurate, then the Parties’ Relationship Managers shall discuss the issues and work together to promptly reconcile the discrepancies and thereafter, such dispute shall be settled in accordance with the dispute resolution mechanism set forth in Section 18(j) – Dispute Resolution of this Agreement; provided however, Athena shall pay any undisputed amounts to Dell within thirty days from the date of invoice.

ii.
Hourly-Based Payment. For Services which are billed on a FTE basis as set forth in the applicable Statement of Work, Dell will invoice Athena monthly for the applicable Services provided by the mutually agreed number of FTEs in the previous month at the rates pertaining for each Service in such Statement of Work. Athena shall pay Dell for a minimum of * hours per FTE per month (“Minimum FTE Hours”), any mutually agreed training specifically relating to the Services and any other specific costs in relation to such Statement of Work, and not for any training that is not specifically related to the Services. Each invoice will set forth an accounting for the costs pertaining to specific training provided by Athena to Dell’s staff specific to the Services or any other specific mutually agreed cost or expense incurred by Dell in respect of the Services (other than the Minimum FTE Hours) on which it is based reasonably sufficient for Athena to verify any necessary calculations in respect of any expenses and costs, other than the minimum FTE hours.

iii.	General Payment Terms.

(A)
Unless otherwise agreed between the Parties, all amounts payable hereunder shall be paid to Dell in United States Dollars by wire transfer to an account designated by Dell. Dell invoices will reflect any adjustments to past invoices that may be required under an applicable Statement of Work or otherwise. Athena shall pay all amounts due under this Agreement within thirty days from the date of the applicable invoice. If Athena in good faith disputes all or any portion of the applicable invoice generated by (“Invoice Dispute”), then Athena shall, within fifteen business days of the date of invoice, provide Dell a detailed written explanation of Athena’s basis for disputing in good faith the amounts invoiced by Dell (“Invoice Dispute Notice”); provided however, if Athena notifies Dell in writing of any bona-fide dispute, then Athena shall pay the undisputed portion of the invoice pending resolution of such Invoice Dispute. The Parties shall promptly and diligently cooperate with each other to resolve the Invoice Dispute.

(B)	If the Parties cannot resolve the Invoice Dispute, the Parties shall follow the dispute resolution mechanism set forth in Section 18(j) – Dispute Resolution of this Agreement.

(C)
Late payments shall accrue interest from the due date at the lesser of (i) one and half percent per month, to accrue on a daily basis with monthly rests, or (ii) the maximum rate permitted by law in either case to run from the due date until payment in full.

(D)
With respect to the rates and fees for charges stated in each Statement of Work, commencing on the 1st January of each year during which the Statement of Work is in effect and on each anniversary thereafter during the term of this Agreement (each, an “Anniversary”), if the relevant employment cost index or such other equivalent index in the United States of America (the “ECI”) effective as of August 1st (“ECI Date”) immediately prior to the Anniversary (the “Current ECI”) is higher than the ECI

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
effective on the same date of the preceding year then, effective as of such Anniversary, the then-current rates for such charges shall be increased by an amount equal to the ECI. For computing the ECI to be applied for any given Anniversary, Dell will apply the ECI, which is the average of the ECI increases in the immediately preceding four calendar quarters from ECI Date, when compared with their respective calendar quarters for the immediately preceding calendar year.

(E)
For the Statements of Work numbered 1 through 5, effective as of February 1, 2013, the Parties hereby agree that On January 1st 2017, in addition to the annual ECI, a further price increase of *% will be applied to compute the new effective rate applicable to all services under this MSA. Post 2017; the ECI would be applied on the new effective rate. For the avoidance of doubt, it is hereby clarified that the *% increase will be applied to the 2016 rates effective as of January 1st 2017, and thereafter the revised rates are increased to cater to the annual ECI increase.

(F)	If the relevant ECI ceases to be published, then Dell and Athena will agree on and substitute another comparable measure published by the same or another reputable source.

d)
Monthly Minimums. Notwithstanding anything contained elsewhere in this Section, the amount invoiced by Dell to Athena for each respective Service provided on both transaction based pricing model or FTE or hourly based pricing model, represented by a Statement of Work shall be, at a minimum, the greatest of the following monthly minimum thresholds (“Monthly Minimum”) calculated on a Service by Service basis:

i.	*% of the average transaction volume or number of FTEs (as applicable) from the prior month, adjusted for business days;

ii.	*% of the average transaction volume or number of FTEs (as applicable) from two months prior, adjusted for business days;

iii.	*% of the average transaction volume or number of FTEs (as applicable) from three months prior, adjusted for business days; or

iv.	*% of the most recent forecast volume or number of FTEs (as applicable) for the month in question, inclusive of any off-cycle forecast updates.
For example, the Monthly Minimum for April shall be equal to the greatest of:

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

1.	*% of the March volume or number of FTEs (as applicable), adjusted for business days;

2.	*% of the February volume or number of FTEs (as applicable), adjusted for business days;

3.	*% of the January volume or number of FTEs (as applicable), adjusted for business days; or

4.	*% of the most recent forecast or number of FTEs (as applicable) for April.

e)
Pricing Review. Promptly following July 1 during each contract year following the Effective Date, the Parties will review the relative number of FTEs engaged by Dell on the Services involving voice-based services based on data over the 12 month period preceding June 30 of such calendar year. If during such period the percentage of FTEs engaged on the voice-based services exceeds *% of all FTEs engaged by Dell on behalf of Athena during such period, then Dell shall have the right to request a review and restructuring of pricing for all Services, and Athena shall cooperate in good faith with Dell in such review and restructuring.

4.	TERM AND TERMINATION

a)
Term. This Agreement will have a term beginning on the Effective Date and continuing for a period of five years (the “Initial Term”). Following the Initial Term, unless either Party has given at least fifteen months’ notice of its intent to terminate, this Agreement shall automatically renew for additional two one-year periods and shall continue until the earlier of: (i) either Party giving at least fifteen months prior written notice of termination, or (ii) the termination or expiration of all Statements of Work as provided in this Agreement or in the applicable Statement of Work executed by the Parties under this Agreement.

b)
Termination for Cause by Athena. Notwithstanding the foregoing, Athena may: (i) terminate a Statement of Work under this Agreement if Dell materially breaches any applicable Statement of Work or this Agreement and does not cure such breach or default within thirty days after receiving written notice from Athena specifying the breach or default, (ii) terminate this Agreement, if Dell materially breaches the obligations or conditions in Section 7, (iii) terminate this Agreement, if Dell makes any assignment for the benefit of creditors, is insolvent or unable to pay its debts as they mature in the ordinary course of business, (iv) terminate this Agreement, if Dell commits any material act of dishonesty, gross carelessness or willful misconduct in material performance of this Agreement, (v) terminate this Agreement, if Dell has instituted by or against it any proceedings in bankruptcy or under any insolvency laws or for reorganization, receivership or dissolution (and if involuntary, the proceeding is not dismissed within 60 days), or (vi) in the absence of such termination it is not possible for Athena to maintain an effective compliance plan as required to be maintained by the Parties pursuant to Section 10(a) of this Agreement.

c)
Termination for Cause by Dell. Dell may (i) terminate the applicable Statement of Work under this Agreement or this Agreement, if Athena materially breaches the applicable Statement of Work this Agreement and does not cure such breach or default within thirty days after receiving written notice from Dell specifying the breach or default (except that Athena will have only ten business days to cure any breach of any payment term of this Agreement), (ii) terminate this Agreement, if Athena breaches the obligations or conditions in Section 7, (iii) terminate this Agreement, if Athena makes any assignment for the benefit of creditors, is insolvent or unable to pay its debts as they mature in the ordinary course of business, (iv) terminate this Agreement, if Athena commits any material act of dishonesty, gross carelessness or willful misconduct in material performance of this Agreement (v) terminate this Agreement, if Athena has instituted by or against it any proceedings in bankruptcy or under any insolvency laws or for reorganization, receivership or dissolution, or (vi) in the absence of such termination it is not possible for Dell to maintain an effective compliance plan as required to be maintained by the Parties pursuant to Section 10(a) of this Agreement. In addition to the rights set forth above and notwithstanding any other provision of this Agreement, Dell may terminate the provision of Services as to any client or customer of Athena without terminating this Agreement by terminating the applicable Statement of Work under which Services are being provided for such client or customer of Athena by providing written notice thereof to Athena if in the absence of such cessation it is not possible for Dell to maintain an effective compliance plan as required to be maintained by the Parties pursuant to Section 10(a) of this Agreement, provided that Dell provides to Athena before or at the time of such notice an explanation for the cessation in enough detail to permit Athena to investigate and verify it, and provided further that the date specified for Dell’s cessation of services to the Athena customer will be effective no earlier than thirty days after provision of notice to Athena.

d)
Termination Without Cause. Notwithstanding the foregoing, either Athena or Dell may terminate a Statement of Work under this Agreement upon providing prior written notice to the other Party of at least the minimum termination notice period as set out in the applicable Statement of Work for termination without cause.

e)	Effect of Termination.

i.	Termination of this Agreement shall automatically terminate all Statements of Work entered into under this Agreement.

ii.
Payment on Termination. Upon the termination of this Agreement pursuant to Sections 4(b), (c) or (d), Dell will immediately cease providing all Services under all Statements of Work executed under this Agreement and upon termination of an individual Statement of Work pursuant to Sections 4(b), (c) or (d), Dell will immediately cease providing Services under the applicable Statement of Work. Within fifteen days after any termination, Athena will pay to Dell any unpaid fees properly due for Services performed and other applicable charges, taxes, costs and expenses to the effective date of termination or expiration, and Dell will credit (or pay in the event of a credit that cannot be applied) any unapplied credits properly due with respect to Services performed to the date of termination or expiration, all as per the terms of the applicable Statement of Work.

iii.
Transition Assistance. Unless Dell has properly terminated this Agreement under Section 4(c) or unless Athena fails to timely make the foregoing final payment, Dell will provide a reasonable amount of assistance to Athena in connection with the transition of the Services to Athena or a third party; provided, however, that without Dell’s written consent such assistance will in no event be required beyond twelve months or such other shorter period as mutually agreed between the parties, following the termination date or expiration date. Athena will pay Dell its reasonable fees for such assistance, which fees will be consistent with those fees usually and customarily charged by Dell to its customers for similar services, together with any out-of-pocket costs and expenses reasonably incurred by Dell in connection with such services. Dell may require a prepayment against such costs, based on a good faith estimate communicated to Athena in writing. Notwithstanding the foregoing, Dell may require Athena and any third party to which it renders assistance to enter into a written confidentiality agreement with Dell, in a form reasonably proposed by Dell, in connection with such assistance. In no event will such assistance, in the absence of such agreement, require that Dell disclose to Athena or to any third party any confidential or proprietary information which is a trade-secret or held subject to similar considerations of confidentiality or which is otherwise not adequately protected, in Dell’s good faith judgment, by patent, copyright or similar registration under a United States, India and/or other applicable international statutory regime for the protection of intellectual property rights.

iv.
Except as other wise agreed and set out in a Statement of Work, the termination of any Statement of Work pursuant to Sections 4(b) or 4(c) shall not affect the rights and obligations of the Parties arising out of or in connection with any other Statements of Work under this Agreement.

5.	INTENTIONALLY OMITTED

6.	OWNERSHIP OF DATA AND INTELLECTUAL PROPERTY

a)
Athena Property. All data, statistics, records, reports, programs, procedures, rules, business processes, formats, screens, functionality and similar items disclosed or provided by Athena or obtained by Dell from Athena in connection with this Agreement, including but not limited to data and databases consisting of data provided by Athena under this Agreement that have been processed or altered by Dell and the formats for such data, and any intellectual property rights associated with the foregoing, including without limitation patents, trademarks, copyrights, trade secrets, and derivative works thereof, but excluding Dell Property (“Athena Property”) is and will at all times remain the sole property of Athena or Athena’s customers. No license is hereby granted to Dell in connection with such Athena Property, other than permission to use such items as specified in this Agreement.

a)
Dell Property. All data, statistics, records, reports, programs, procedures, rules, business processes, formats, screens, functionality and similar items disclosed or provided by Dell or obtained by Athena from Dell in connection with this Agreement, other than data and databases consisting of data provided by Athena under this Agreement that have been processed or altered by Dell and the formats for such data, and any intellectual property rights associated with the foregoing, including without limitation patents, trademarks, copyrights, trade secrets, and derivative works thereof, but excluding Athena Property (“Dell Property”) is and will at all times remain the sole property of Dell, including any software or other technology developed by Dell in connection with the Services or in connection with establishing electronic communication inter-face and/or connectivity with Athena, even if developed specifically for Athena or provided directly or indirectly to Athena in connection with the Services. No license is hereby granted to Athena in connection with such items.

7.	CONFIDENTIALITY

a)
Use and Disclosure of Confidential Information. Each Party (i) shall hold the disclosing Party’s Confidential Information in strict confidence employing at least those precautions in this regard that such Party employs to protect its own similar information, (ii) shall not use the disclosing Party’s Confidential Information or disclose it to any third parties without the disclosing Party’s written consent, except for use by, or disclosure to, its own employees, officers, directors, consultants, authorized agents and affiliates as needed to perform its obligations or pursuant to its rights under this Agreement, and (iii) shall ensure that any of its employees, officers, directors, consultants, authorized agents and affiliates who access or use such Confidential Information are each bound by a written agreement to protect such Confidential Information to the same extent as required by this Agreement. Notwithstanding the foregoing, either party may (i) disclose the general terms and length of term of this Agreement to such Party’s current and prospective business partners and investors, and (ii) disclose the terms of this Agreement to the extent necessary to comply with applicable securities laws.

b)
“Confidential Information” means and includes, the existence of and terms of this Agreement and all Exhibits, Statements of Work and/or Amendments to this Agreement (to the extent that such information is not required to be disclosed by Athena in a filing with the U.S. Securities and Exchange Commission), information concerning a Party’s technology or business that Dell receives from Athena or that Athena receives from Dell in connection with this Agreement, including, without limitation, computer programs and codes, data relating to the disclosing Party’s customers and customer transactions and other technical, business, financial, customer and product development plans, forecasts, strategies and information about the Party or its business, including without limitation Athena Property and Dell Property, as the case may be. In the event Athena is required to disclose any information regarding the existence of and the terms of this Agreement, Exhibits, Statements of Work and/or Amendments as above to the U.S. Securities and Exchange Commission, Athena agrees to work with Dell in preparing the required information and documents for submission, which is mutually acceptable. “Confidential Information” will not include Protected Health Information or information that (i) is otherwise agreed by the Parties in writing not to be Confidential Information, (ii) is in or (through no improper action or inaction by the Party receiving it or any affiliate, agent or employee) enters the public domain, (iii) is established by the receiving Party using contemporaneous business records to have been rightfully in that Party’s possession or known by it prior to receipt from the disclosing Party, (iv) is established by the receiving Party using contemporaneous business records to have been rightfully disclosed to the receiving Party by another person without restriction, or (v) is established by the receiving Party using contemporaneous business records to have been independently developed by the receiving Party by persons without access to the Confidential Information and without use of any such information. No provision of this Agreement will prevent disclosure to a governmental entity or agency in connection with any governmental or regulatory approval, or pursuant to the lawful requirement or request of a governmental entity or agency, provided that reasonable measures are taken against further disclosure.

c)
Conflicting Services. Dell shall implement physical, administrative and technical measures to prevent the use or disclosure of Athena’s Confidential Information by or to employees of Dell who are engaged in the provision of Substantially Similar Services to its other customers to those provided by Dell to Athena pursuant to this Agreement. Such measures shall comprise of, in addition to other measures that Dell may implement: (i) assigning dedicated team leads, supervisors and project managers who will provide Services to Athena pursuant to this Agreement and, during the time they are assigned to the Athena account, are not assigned to other clients to whom Dell renders Substantially Similar Services, (ii) employing technical measures to ensure that employees never have access to computer screens or content with respect to both the Services and Substantially Similar Services, (iii) providing regular training to employees on Dell confidentiality policies and procedures, (iv) granting to Athena the right to review the qualifications of operational managers working on the Athena account, and (v) such other measures as may be mutually agreed by the Parties and set out in a Statement of Work under this Agreement.

For purposes of this Section, “Substantially Similar Services” means systems, software or services that perform or facilitate physician practice management; patient registration; patient scheduling; billing or accounts receivable generation and tracking; practice financial performance reporting, recovery of patient demographic, insurance and charge data; charge posting; tracking or follow-up on collections; electronic health records; clinical order and results management; any other activity which is a substitute for some or all of the athenaNet System functions; or any services or software that are materially and functionally comparable to or intended (as indicated by marketing or promotional programs) to compete with or replace all or any of the Services that may be provided by Dell to Athena pursuant to this Agreement on the athenaNet System.

d)
Protected Health Information. The Parties acknowledge and agree that Dell is acting as the “Business Associate” of Athena in the course of performing Services under this Agreement, as defined under HIPAA. For purposes of this Agreement,

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, including any amendments and all final rules and regulations adopted under that Act. The Parties therefore agree to be bound by the Business Associate Terms and Conditions attached hereto as Exhibit D and incorporated herein with respect to PHI. For purposes of this Agreement, “PHI” means Protected Health Information, as that term is defined under HIPAA.

e)
Return of Confidential Information and PHI. Upon termination of Services under this Agreement for any reason, except to the extent that such use may be reasonably required under this Agreement, including but not limited to the provision of transition assistance, Dell will immediately cease any and all use of all Confidential Information, and will immediately return all such information in its possession to Athena.

f)
Injunction. Each Party acknowledges and agrees that due to the unique and highly sensitive nature of the Confidential Information and PHI, money damages alone cannot adequately remedy any breach of obligations under this Agreement to keep such information confidential and secure and that any such breach of those obligations will result in irreparable harm to the Party to which the obligation of security and confidentiality is owed. The Parties therefore agree that upon any such breach or any threat thereof, the aggrieved Party will be entitled to appropriate equitable relief in the form of injunction or court order, in addition to whatever remedies for damages it might have at law. The provisions of this Section will apply only to the obligations of confidentiality and security under Sections 7 and 8 of this Agreement.

8.	SECURITY MEASURES
Capitalized terms used in this Section, but not otherwise defined, shall have the same meaning as those terms in 45 CFR §§160 through 164. In addition to and without diminishing its other obligations under this Agreement with respect to privacy, security and confidentiality, Dell will:

a)	Establish and enforce appropriate clearance procedures and supervision to assure that its workforce follows the requirements of this Agreement consistent with the requirements of HIPAA;

b)	Act immediately and effectively to terminate access to PHI by any of its staff upon that person’s termination or reassignment;

c)	Provide appropriate training for its staff to assure that its staff complies with its obligations consistent with the requirements of HIPAA;

d)	Implement appropriate disposal and reuse procedures with respect to documents and equipment to protect PHI consistent with the requirements of HIPAA;

e)	Implement appropriate authentication and access controls to safeguard PHI consistent with the requirements of HIPAA;

f)	Use mutually agreed appropriate encryption when it transmits PHI electronically;

g)	Not store PHI beyond periods necessary to perform work under this Agreement and to conduct reasonable troubleshooting and quality control checking in connection with performance of such work;

h)	Maintain a formal program to comply with privacy and security requirements, including written policies;

i)	Maintain a full time privacy officer on location at all Dell’s facility listed on Exhibit C hereto;

j)
Not perform or allow performance of any work under this Agreement other than on Dell company premises and ensure that such facilities are guarded on a 24 hour a day basis and access to them is controlled by key cards and posted guards or similar protection;

k)	Restrict entry into work processing areas by proximity cards or similar protection;

l)
Restrict employee access to the Internet, e-mail, and removable media, including without limitation smart cards, USB devices, floppy disks, CDs, DVDs, removable hard drives, and tapes, to deter removal of PHI from Dell’ premises;

m)
Actively maintain an appropriate business continuity and disaster recovery plan to restore operations and services within the timeframes specified in the Dell Business Continuity Plan. Dell will use reasonable endeavors to provide Athena with at least thirty days advance written notice of any changes in such timeframes.

n)
Actively maintain controls in the areas of information technology, security, and business operations sufficient to maintain a current SSAE-16 Service Organization Control Report (SOC-1) Opinion regarding the sufficiency of Athena’s controls and a current ISO 27001 certification or its equivalent. The Parties shall agree on mutually acceptable variations from the foregoing with respect to New Locations that have not yet obtained a SSAE-16 SOC1 or ISO 27001 audit.

The security measures adopted by Dell at any New Location shall be at least as stringent as those measures in effect at the Dell Chennai, India facilities.

9.	ATHENANET SYSTEM ACCESS
For purposes of this Agreement, the “athenaNet System” shall mean software applications, associated databases and associated technology assembled or created by and made available by Athena that comprises the multi-user practice, and clinical management system available on an ASP basis. The athenaNet System technology includes, without limitation, the screens, functions, and formats for organizing or presenting data and data made available by Athena as part of the athenaNet System, and the manuals, specifications, instructions, and training provided by Athena in connection with the athenaNet System, whether written or otherwise.
For the purposes of performance of the Services under this Agreement, Dell may need access rights to other electronic systems or databases of Athena (“Other Systems”).
The “athenaNet System” and “Other Systems” are hereafter referred to collectively as the “Athena Systems.”
Dell shall, and shall ensure that all of its users take the following steps when accessing the Athena Systems that:

a)
To the extent necessary for provision of Services under this Agreement, during the term of this Agreement, Athena hereby grants to Dell the right to access and use, including, without limitation, where it is necessary for provision of the Services, the right to modify, change, upload and download any data, information or other types of documentation and/or inputs in or from, the Athena Systems on a non-exclusive basis subject to the terms and conditions contained herein.

b)
Dell will not access or use the Athena Systems other than in compliance with the procedures and policies that Athena shall provide to Dell from time to time, including without limitation procedures and policies for administering role-based access levels, and adding and removing users.

c)
To the extent that any software, hardware, equipment or other electronic system at Athena is necessary for use by Dell for provision of services and such software, hardware, equipment or other electronic system is licensed to Athena by a third party, then Dell will not access or use such system other than in compliance with such license, and Athena will provide the terms and restrictions of such license to Dell. Athena shall secure Dell the right to access and use any such third party system or software and Athena shall pay any fees, costs & expenses associated with such access.

d)
Dell will not knowingly, directly or indirectly, export or transmit (i) any software, application, access to any Athena Systems or any related documentation or technical data, or (ii) any product (or any part thereof), process, or service that is the direct product of any service under this Agreement in or to the People's Republic of China, Afghanistan, Iraq or any group Q, S, W, Y or Z country specified in Supplement No. 1 of Section 770 of the United States Export Administration Regulations or to any other country to which such export or transmission is restricted by such regulation or statute, without the prior written consent, if required, of the Office of Export Administration of the United States Department of Commerce, or such other governmental entity as may have jurisdiction over such export or transmission. In addition, and without limitation of the foregoing, Dell will not knowingly, directly or indirectly, export or transmit any of the foregoing to any country other than as required to perform the Services or its obligations under this Agreement.

e)
Dell will not access or use the Athena Systems unless and to the extent requested by Athena in writing for purposes of performing its obligations under this Agreement. No access to or use of Athena Systems is transferable to a third party by Dell, provided that Dell may transfer access or use of such Athena Systems to an affiliate that is wholly owned, directly or indirectly, by Dell Inc., solely to the extent required to perform the Services.

f)
In accessing or using the Athena Systems Dell will not (i) make such access or use in connection with provision of any services to any third party; (ii) make such access or use other than through and by its own employees who are registered with Athena individually as authorized users thereof; (iii) make such access or use other than by electronically secure means and methods approved in advance in writing by Athena and only by the use of unique and confidential Login IDs and passwords applied to each individual user; (iv) resell, lease, encumber, sublicense, distribute, publish, transmit, provide such access or use to any third party in any medium whatsoever; (v) make such access or use on any public system or multiple computer or user arrangement or network accessible by anyone except Athena and Dell; (vi) derive specifications from, reverse engineer, reverse compile, disassemble, or create derivative works based on Athena systems, applications; (vii) copy data or screens except on an occasional basis as necessary to accomplish its work or, (viii) knowingly input or post through or to the Athena Systems any content that is illegal, threatening, harmful, lewd, offensive or defamatory or that infringes the intellectual property rights, privacy rights or rights of publicity of others or that contains any virus, worm, Trojan Horse or other mechanism to damage or impair the operation of Athena Systems, or to grant unauthorized access to Athena Systems.

g)
Dell will not make or operate or permit operation of any copy of any elements of the Athena Systems, except as explicitly authorized by Athena in writing or except as is necessary for the provision of Services under this Agreement. If and to the extent that Dell makes or operates any copy of, the Athena Systems, such copy will belong exclusively to Athena and will be located only upon a server to which Athena is the sole owner of the root password; and Dell will not restrict or permit restriction of electronic or physical access of Athena to such server.

h)
In accessing or using the Athena Systems, Dell will not order, review, access or use any data in excess of that reasonably necessary for it to perform the Services or its obligations under this Agreement.

i)
Dell will limit access to, and use of, the Athena Systems by its personnel to mutually agreed secure levels. Dell is responsible for the actions of individuals to which Dell grants access to the Athena Systems. If Dell or any of its employees discloses user credentials to an unauthorized person, Dell is validating the identity and authority of such person to act on its behalf as to any access or use of Athena Systems with such credentials and will be responsible for such access and use. Dell will notify Athena immediately if it becomes aware of any unauthorized use of Athena Systems username or password, or, where applicable, a Dell user making more than three failed system log-on attempts during any given day, and will take reasonable steps with the Athena to shut off access by the individual associated with such username and associated password.

j)
With respect to a facility owned or leased by or on behalf of Dell where it creates, receives, maintains or transmits PHI on behalf of Athena, where applicable, including without limitation any facility listed on Exhibit C hereto, Dell shall implement administrative, physical and technical safeguards that reasonably and appropriately protect the confidentiality, integrity and availability of PHI.

10.	COMPLIANCE WITH LAWS

a)
In General. Each Party agrees to comply with all applicable laws, rules and regulations in its performance of this Agreement, including but not limited to applicable healthcare and export laws, rules and regulations. Dell and Athena will each implement and maintain a compliance program intended to conform in material respects with the guidelines set forth in the United States Sentencing Guidelines and the Compliance Program Guidance for Third Party Medical

Billing Companies issued by the Office of the Inspector General of Health and Human Services. To the extent that such compliance by a Party reasonably requires the cooperation of, or information from, another Party, then such other Party will cooperate and provide any information necessary at that other Party’s own expense.

b)
Change in Law. The Parties recognize that various laws and regulations are developing in connection with the Services; and, they will promptly negotiate in good faith to amend this Agreement as necessary so as to incorporate any legally required contractual provisions and to allocate fairly between them the costs and burdens, if any, associated with performance of specific, legally required contractual features or measures beyond those set forth herein or otherwise existing as of the Effective Date.

c)	Compliance with New York Law.

i.
To the extent that in connection with this Agreement each Party receives or has access to health information sourced from or provided by the State of New York or any agency thereof, it agrees to be in compliance with the New York State AIDS/HIV Related Confidentiality Restrictions Notice hereinafter stated:

“This information has been disclosed to you from confidential records, which are protected by state law. State law prohibits you from making any further disclosure of this information without the specific written consent of the person to whom it pertains, or as otherwise permitted by law. Any unauthorized further disclosure in violation of state law may result in a fine or jail sentence or both. A general authorization for the release of medical or other information is not sufficient authorization for further disclosure.”

ii.
Both the Parties further agree not to disclose Medicaid Confidential Data as defined under statues or regulations of the State or New York without prior written approval of the New York State Department of Health Office of Medicaid Management.

iii.
To the extent that in connection with this Agreement a Party receives or has access to eligibility data from Medicare or any Medicaid Program, each Party will each restrict its access to such Medicaid and Medicare eligibility data to the sole purpose of verification of patient eligibility for Medicaid and Medicare benefits respectively where the patient has requested such payment for medical services.

iv.
Compliance with International Worker Protection Laws. Dell will comply with employee and workplace laws, regulations, and requirements in the countries in which Dell provides Services under this Agreement. Dell will provide to Athena, upon Athena’s reasonable request from time to time, appropriate written assurances regarding the specific compliance steps and measures that Dell has taken.

11.	REPRESENTATIONS AND WARRANTIES

a)	Representations, Warranties and Covenants of Athena. Athena represents and warrants to Dell that:

i.
Neither Athena nor its agents nor to its knowledge its customers with respect to which Dell will provide Services: (A) has been convicted of a federal health care crime; (B) has been excluded from participation in any federal health care program; or (C) is currently under investigation or involved in any legal proceeding which may lead to such a conviction or exclusion. Athena will notify Dell immediately if any of the foregoing occur, upon which Dell will have the right to terminate this Agreement immediately (in the event that Athena or its agents are convicted, excluded) or to cease or suspend the provision of services to the particular customer as otherwise provided for in this Agreement (in the event that an Athena customer is convicted or excluded), provided that right to such termination, cessation or suspension will be exercised if at all within sixty days of such notice.

ii.
During the term of this Agreement, it will implement and maintain a compliance program intended to conform in material respects with the guidelines set forth in the U.S. Sentencing Guidelines and the Office of Inspector General’s Compliance Program Guide for Third Party Medical Billing Companies. Upon request, a copy of its compliance plan will be provided to Dell, on condition that it is treated as Confidential Information.

iii.
(A) It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, including authority from all clients or customers for which services will be furnished under this Agreement, (B) the execution, delivery and performance of this Agreement has been duly authorized by it, and (C) no approval, authorization or consent of any governmental or regulatory authority is required to be obtained by it or made in order for it to enter into and perform its obligations under this Agreement.

iv.
On a continuing basis throughout the term of this Agreement, Athena shall not knowingly or as a result of gross negligence permit any media, data (including data necessary for the Services) or software provided by it to Dell to contain any code, virus or other mechanism to disable, adversely affect, harm, or grant unauthorized access or use to Athena systems, equipment or data. Athena shall promptly notify Dell of any such code, virus or mechanism upon its discovery by Athena.

v.
On a continuing basis throughout the term of this Agreement that no software provided by Athena to Dell or used by it with respect to performance of the Services violates any applicable law or regulation of the United States or any of its states regarding export or import of software, technology or encrypted data, including, but not limited to, encryption software, and that all necessary governmental permits, licenses and approvals have been obtained and will be maintained to permit performance of the Services as contemplated in this Agreement.

b)	Representations, Warranties and Covenants of Dell. Dell represents and warrants to Athena that:

i.
Neither Dell nor its agents or subcontractors: (A) has been convicted of a federal health care crime; (B) has been excluded from participation in any federal health care programs; or (C) is currently under investigation or involved in any legal proceeding which may lead to such a conviction or exclusion. Dell will notify Athena immediately if any of the foregoing occur whereupon Athena will have the right to terminate this Agreement immediately in the event that Dell or its agents or subcontractors are convicted or excluded provided that right to such termination, will be exercised if at all within sixty days of such notice.

ii.
During the term of this Agreement, it will implement and maintain a compliance program intended to conform in material respects with the guidelines set forth in the U.S. Sentencing Guidelines and the Office of Inspector General’s Compliance Program Guide for Third Party Medical Billing Companies. Upon request, a copy of its compliance plan will be provided to Athena, on condition that it is treated as Confidential Information.

iii.
On a continuing basis throughout the term of this Agreement, Dell shall not knowingly or as a result of gross negligence permit any media, data or software provided by it to Athena to contain any code, virus or other mechanism to disable, adversely affect, harm, or grant unauthorized access or use to Athena systems, equipment or data. Dell shall promptly notify Athena of any such code, virus or mechanism upon its discovery by Dell.

iv.
It has sufficient right and title to all third party software, hardware, or other equipment (other than Athena Systems) which it uses in the provision of Services under this Agreement, and on a continuing basis throughout the term of this Agreement Dell will comply with all the terms and conditions of licenses or consents agreed by Dell with a third party in respect of any software, hardware or other equipment (other than Athena Systems or third party software, hardware or other equipment provided by or on behalf of Athena) of such third party, which it uses for the provision of Services under this Agreement.

v.
On a continuing basis throughout the term of this Agreement that no software provided by Dell to Athena or used by it with respect to performance of the Services violates any applicable law or regulation of the United States or any of its states or under the laws of India or any other country in which Services are provided, its states or political subdivisions regarding export or import of software, technology or encrypted data, including, but not limited to, encryption software, and that all necessary governmental permits, licenses and approvals have been obtained and will be maintained to permit performance of the Services as contemplated in this Agreement.

vi.
On a continuing basis throughout the term of this Agreement, that the encryption software provided by it to Athena for use in connection with the Services and used by Dell in connection with the Services complies substantially with the encryption requirements set forth in HCFA Internet Security Policy issued November 24, 1998, as it may be amended or updated from time to time, and provides encryption protection equal to or exceeding 128 bit encryption.

vii.	(i) It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, (ii) the execution,

delivery and performance of this Agreement has been duly authorized by it, and (iii) no approval, authorization or consent of any governmental or regulatory authority is required to be obtained by it or made in order for it to enter into and perform its obligations under this Agreement.

viii.
All of the terms and conditions contained in this Agreement, including without limitation the terms and conditions addressing choice of law, choice of forum, and dispute resolution contained in this Agreement, are valid and enforceable with respect to each Dell entity, in each jurisdiction in which Dell may provide Services.

12.	AUDITS

a)
Each Party will keep accurate and appropriate business records pertaining to (a) the operational information as specified in Section 2(d) of this Agreement, (b) Change Orders, (c) physical, administrative, and technical security controls and measures in respect of Confidential Information as specified in Section 7(c) of this Agreement, (d) the security measures to be maintained as specified in Section 8 of this Agreement, (e) access to and use of Athena Systems and VCIS, (f) compliance program specified in Section 10(a) of this Agreement; and (g) financial records to substantiate the details of transactions specified in the invoices billed by Dell to Athena, solely as they relate to the Services provided under this Agreement. Each Party will have the right to audit the other Parties’ records to the extent reasonably necessary to verify any reports provided by such Party, to verify compliance with the security measures outlined in this Agreement, and to verify each Party’s compliance with its other obligations under this Agreement or to verify any charge or payment amount. Such audit will take place, upon reasonable written notice to the Party being audited, during regular business hours, and at the principal offices of the Party, including without limitation any New Entity, or at any location of Dell or any New Entity, or at a mutually agreed location. All audits will be scheduled in such a manner as not to interfere unreasonably with the operations of the Party subject to the audit. The party conducting audit shall bear the costs relating to the audit.

b)
Unless otherwise provided in a Statement of Work, Dell will have the right to request an audit of Athena not more often than once during any consecutive twelve-month period, starting from the Effective Date. Athena will have the right to request an audit of each of Dell not more often than once during any consecutive twelve-month period, starting from the Effective Date. At Athena’s written request during the course of any audit under this Agreement, Dell will promptly make available to it financial records to substantiate the details of the invoices billed to Athena hereunder.

c)
In addition to the rights outlined above in this Section, Athena shall have the right, from time to time during the term of this Agreement, upon reasonable advance notice no more frequently than quarterly, to request results of security assessments, reports, and/or audits conducted by Dell of the physical, administrative, and technical security measures in place at any facility at which Services are provided.

13.	INDEMNIFICATION

a)
Indemnification by Dell. Dell will defend, indemnify, and hold Athena and its directors, officers, employees, agents, shareholders, partners and representatives harmless from and against any third party claims, losses, actions, demands, liabilities or damages, including reasonable attorneys’ fees, (collectively “Losses”) incurred with respect to a settlement between Athena and a third party (pursuant to the procedure set forth below with respect to compromise or settlement) or a final award by a Court of competent jurisdiction as payable by Athena to a third party (payable upon such settlement or award) and resulting from (i) a disclosure of Confidential Information of Athena in violation of Section 7 of this Agreement, (ii) a violation of the Business Associate Terms and Conditions hereto, (iii) bodily injury or death of a person (to the extent not resulting from the acts or omissions of Athena or any representative of Athena) arising as a proximate result of incorrect data entered in data fields in athenaNet System by Dell, (iv) liability for any taxes and/or any related interest or penalty and reasonable attorneys’ fees associated with any failure to fulfill Dell’ obligations as to taxes hereunder, or (v) infringement of any third party intellectual property rights solely by the Services provided by Dell to Athena under this Agreement. The foregoing indemnity in respect of any third party claim of infringement by the Services of any third party’s right in any intellectual property shall not apply to the extent the alleged infringement was based on or attributable to (A) any combination, operation or use of any Service with any equipment or programs which are not either supplied by Dell or specified in the Statement of Work or this Agreement for that purpose or approved by Dell; (B) use or modification of any intellectual property provided by Athena and such use or modification by Dell was within the scope of a Statement of Work and this Agreement; (C) compliance with the specifications provided by Athena; (D) any use by Athena of Services in a manner for which it was not designed or provided; (E) modifications of Services by Athena or any third-party unless approved by

Dell, or (F) the use of any trademark, trade name, product name or similar right which was selected by Athena and used by Dell at the direction of Athena.

b)
Indemnification by Athena. Athena will defend, indemnify, and hold Dell and its directors, officers, employees, agents, shareholders, partners and representatives, harmless from and against any Losses that are incurred with respect to a settlement between Dell and a third party (pursuant to the procedure set forth below with respect to compromise or settlement) or a final award by a Court of competent jurisdiction as payable by Dell to a third party (payable upon such settlement or award) and resulting from (i) A disclosure of Confidential Information of Dell in violation of Section 7 of this Agreement, (ii) a violation of the Business Associate Terms and Conditions hereto, (iii) Athena’s failure (to the extent not resulting from the acts or omissions of Dell or any subcontractor of Dell) to provide services or products to Athena customers, (iv) any alleged defect or deficiency in any services or products provided by Athena to its customers (to the extent not resulting as a proximate result of acts or omissions of Dell or any subcontractor of Dell), (v) any action duly taken by Dell in conformity with this Agreement, without error or defect by Dell and at the written request or instruction of Athena, (vi) liability for any taxes and/or any related interest or penalty and reasonable attorneys’ fees associated with any failure to fulfill Athena’s obligations as to taxes hereunder, or (vii) third party claims of infringement of any third party intellectual property rights solely by the athenaNet System or any other software, functionality or data provided by Athena to Dell under this Agreement for provision of Services, provided that Athena does not indemnify Dell with respect to the possibility of such infringement to the extent that it results from (A) any combination, operation or use of such System, software, functionality or data in combination or conjunction with any data, software or equipment provided by Dell, (B) use or modification of any intellectual property provided by Dell and such use or modification by Athena was within the scope of a Statement of Work and this Agreement, or (C) modification of the athenaNet System, or any other software, functionality or data provided by Athena, unless approved by Athena.

c)
Procedure. A Party or person seeking indemnification (an “Indemnitee”) under this Section will give written notice to the indemnifying Party (“Indemnifying Party”) promptly upon being informed of any event that could reasonably be expected to give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation that may constitute or result in a Loss (an “Asserted Liability”). Such notice will describe the event in reasonable detail and will, if possible, indicate the amount of Loss that has been or may be suffered. In no event will an Indemnitee’s failure to give such a notice relieve the Indemnifying Party of any liability, except to the extent that such failure materially prejudices the Indemnifying Party’s ability to adequately defend such claim. If the Indemnifying Party confirms in writing that it is obligated hereunder to indemnify the Indemnitee with respect to any Loss, the Indemnifying Party may elect to compromise or defend such Loss, at its own expense and with counsel reasonably satisfactory to the Indemnitee. If the Indemnifying Party elects to so compromise or defend such Loss, it will within 10 days (or sooner, if the nature of the Loss so requires) notify the Indemnitee of its intent to do so. Upon such notification, the Indemnifying Party will have the right to control the defense of such Loss, and the Indemnitee will cooperate with the Indemnifying Party in the compromise of, or defense against, such Loss. If the Indemnifying Party elects not to compromise or defend such Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability, and the Indemnitee will have the right to control the compromise or defense of such Loss; and in such case, the Indemnitee will retain the right to pursue its right to indemnification hereunder against the Indemnifying Party. Notwithstanding the foregoing, the Indemnifying Party may settle or compromise any Loss; provided, (i) such settlement or compromise is first mutually agreed between the Indemnitee and the Indemnifying Party and such settlement or compromise does not result in any liability to, restriction on or admission by the Indemnitee; and (ii) such settlement or compromise constitutes or includes a full release of the Indemnitee. In any event, the Indemnitee may participate, at its own expense, in the defense of any Loss. If the Indemnifying Party chooses to defend any Loss, the Indemnitee will make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

14.	WARRANTY DISCLAIMER
EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT: (a) NO PARTY MAKES NOR WILL BE DEEMED TO MAKE OR HAVE MADE ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, DIRECTLY OR INDIRECTLY, WHETHER EXPRESS OR IMPLIED (EITHER IN FACT OR BY OPERATION OF LAW) WITH RESPECT TO ANY SERVICE OR GOOD PROVIDED HEREUNDER; AND, (b) EACH PARTY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY, TITLE, DESIGN, OPERATION OR FITNESS FOR A PARTICULAR PURPOSE AND ALL WARRANTIES ARISING FROM CONDUCT, COURSE OF DEALING OR CUSTOM OR USAGE IN TRADE.

EXCEPT AS EXPLICITLY PROVIDED IN THIS AGREEMENT, THE SERVICES ARE PROVIDED TO ATHENA “AS IS.”

15.	LIMITATIONS ON LIABILITY

a)
IN NO EVENT WILL ANY PARTY BE LIABLE UNDER THIS AGREEMENT TO ANOTHER PARTY, OR TO ANY THIRD PARTY, FOR CONSEQUENTIAL, EXEMPLARY, INDIRECT, SPECIAL OR INCIDENTAL DAMAGES. IN NO EVENT WILL ANY PARTY BE LIABLE UNDER THIS AGREEMENT TO ANOTHER PARTY, OR TO ANY THIRD PARTY, FOR LOST PROFITS, BUSINESS OR BUSINESS OPPORTUNITIES OR REVENUE, EVEN IF THE PARTY OTHERWISE LIABLE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

b)
No Party will be responsible or liable under this Agreement to the other Party for any delay, error, lost data, failure to perform, interruption, or disruption in the Services or disclosure of data caused by or resulting from any natural fire; severe weather; earthquake; flood or other natural disaster or act of God or any power failure; failure of the world wide web, an internet service provider utilized by either of the parties, the internet or other non-proprietary means on communication/connectivity utilized in connection with the Services, or hacking or electronic vandalism, or other unavailability of the means of electronic communication between the parties for the provision of information relating to or in connection with the Services; legal act of a public authority, strike, lockout, riot or act of war if such cause is beyond the reasonable control of the Party otherwise chargeable and that Party has otherwise acted with reasonable care and in conformity with this Agreement with respect to such cause. With respect to any disclosure, corruption or unavailability of data, no Party will be responsible under this Agreement if it has adopted reasonable, diligent and appropriate steps to maintain the security of its communications and facilities and to maintain the security, availability and integrity of practice information in its possession or control, including without limitation complying with each respective Party’s representations contained in Sections 11(a)(iii) and 11(b)(iv), respectively.

Notwithstanding the foregoing, such cause will not include a Party’s lack of funds, lack of credit, or other financial inability to perform. If Dell intends to rely on any of the foregoing conditions to forgive its performance or lack of performance under this Agreement, it will timely so notify Athena in order to permit Athena in its sole, but reasonable discretion to suspend or curtail its own performance under this Agreement for such time as the condition continues and if such condition continues for seven business days or more, Athena may terminate

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
this Agreement upon notice to the other party provided that it provides such notice if at all within ten business days or such other period as mutually agreed between the parties, of notification of reliance by Dell and provided that the termination will be effective on the date specified in the notice of termination, which shall not be less than one hundred and eighty days after provision of the notice.

i.
With respect to all claims, actions and causes of action arising out of, under or in connection with this Agreement, regardless of the form of action, whether in contract or tort (including negligence, strict liability or otherwise) and whether or not such damages are foreseen, Dell’s collective liability will not exceed, in the aggregate, the total amount actually paid to Dell by Athena under the applicable Statement of Work during the 12-month period immediately preceding the date that the claim, action, or cause of action arose out of, under or in connection with this Agreement. The foregoing limitation in this Section 15(c) will not apply to the extent that claims, actions and causes of action arise out of, under or in connection with the obligations of Dell contained in Section 6 (Ownership of Data and Intellectual Property), Section 7 (Confidentiality), or with respect to any act or omission of Dell for which Athena is covered as an additional insured as provided below in Section 16, up to the final amount actually recovered by Dell from the insurer under the insurance policy with respect to such act or omission.

16.	INSURANCE
Dell agrees to maintain throughout the term of this Agreement commercial general liability insurance, which covers bodily injury or death as a result of the provision of the Services provided hereunder, and under which Dell is the named insured and Athena is named as an additional insured with respect to a third party claim against Athena for such bodily injury or death arising as a proximate result of incorrect data entered into data fields in the athenaNet System by Dell. Each such policy shall provide thirty days’ prior notice of cancellation to Athena, and, upon request, a copy of the certificate thereof shall be delivered to Athena. The minimum limits of liability of such insurance, including applicable umbrella coverage, shall be $* million per claim and $* million annual aggregate. The foregoing insurance policy shall be maintained with companies which have a rating of at least “A-” and are within a financial size category of not less than “Class VIII” in the most current Best’s Key rating Guide.

17.	QUALITY MEASUREMENT
Each Service provided under this Agreement shall be associated with one or more defined, measurable, and reportable quality standards, as set forth in the applicable Statement of Work. Without limiting any provisions in an applicable Statement of Work, as a general matter Athena shall have the right to require the re-work of any Service items which failed to meet the defined quality standards without additional charge, which right shall be exercised by Athena pursuant to the relevant terms and conditions agreed in respect of such failure and re-work in the applicable Statement of Work.

18.	MISCELLANEOUS

a)
Notices. All notices permitted or required to be given under this Agreement will be in writing and delivered to the parties by (i) hand delivery, (ii) nationally recognized overnight courier, or (iii) facsimile transmission followed by any one of the methods stated above, and will be deemed to be effective the day of delivery by hand or overnight courier, the day of transmission if sent by facsimile, when sent to the following addresses and numbers or to such other addresses or numbers as a Party may inform the other by notice hereunder:

If to Athena:         athenahealth, Inc.
311 Arsenal Street, Watertown, MA 02472
Attn: Chief Operating Officer
Tel: 617-402-1000
Facsimile: 617-402-1099

If to Dell         Dell Marketing L.P.
One Dell Way, Round Rock, TX 78682
Attention: Vice-President, Applications & BPO Line of Business
Tel: _____________

With a copy to:

Dell Marketing L.P.
2300 West Plano Parkway, Plano, Texas 75075
Attn: General Counsel

b)	Counterparts. This Agreement may be executed in one or more counterparts, each of which will be treated as an original.

c)	Headers. The headers used in this Agreement are intended for reference purposes only and shall not affect the interpretation of any of the terms and conditions contained in this Agreement.

d)
Relationship of Parties. The Parties expressly acknowledge that Dell and Athena are independent contractors and nothing in this Agreement is intended nor will be construed to create an employer/employee, joint venture, agency or partnership relationship.

e)
Non-solicitation. Athena hereby agrees that it shall not, during the term of this Agreement and for a period of one year thereafter, directly solicit any of the Dell employees (including but not limited to the Relationship Managers and/or the Account Executive of Dell) who have been employed by Dell or one of its affiliates and assigned to Athena’s account, for employment by Athena or any of Athena’s other service providers. For purposes of clarification, the hiring of any individual who responds to a general public advertisement of a position shall not be considered “solicitation” by Athena for the purposes of this Agreement. Athena agrees to inform Dell in the instance where Athena knowingly hires ex-Dell team members.

f)
Waiver. The failure of any Party to insist in any one or more instances upon the strict performance of any of the terms or provisions of this Agreement by another Party will not be construed as a waiver or relinquishment for the future of any such term or provisions, but the same will continue in full force and effect.

g)
Assignment. This Agreement will be binding upon and inure to the benefit of the subsidiaries, affiliates, successors and permitted assigns of the Parties to this Agreement, provided that successors and assigns shall be governed by the provisions of this Section which follow. Except as may be expressly provided herein, no Party may transfer, or otherwise assign this Agreement or any of its rights or obligations hereunder without the other Party’s prior written consent, which consent will not be unreasonably withheld. Notwithstanding the foregoing, a Party may assign this Agreement or its rights and obligations hereunder by merger or otherwise in whole or in part, without the consent of the other Party, to any entity controlled by, controlling or under common control with it or to any entity which acquires (by merger, consolidation, stock or otherwise) all or substantially all of the assets of such Party.

h)
Entire Agreement; Amendment. This Agreement together with all exhibits hereto constitutes the entire Agreement between the Parties with respect to the subject matter of this Agreement. This Agreement supersedes any and all agreements, either oral or written, between the Parties to this Agreement with respect to the subject matter of this Agreement. Except as otherwise expressly provided herein, this Agreement will not be modified in any manner except by an instrument in writing duly executed by an authorized representative of each of Athena and Dell.

i)
Governing Law, Forum & Dispute Resolution. This Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Delaware, exclusive of its conflict of law principles. The federal district court and the state courts in the State of Delaware will be the exclusive venue for any court proceedings between the Parties arising out of or in connection with this Agreement, and the Parties hereby submit to the jurisdiction of those courts for that purpose.

j)	Dispute Resolution.

(A)
In the case of any dispute between the Parties arising under this Agreement or a Statement of Work (each, a “Dispute”), any Party raising the Dispute shall notify in writing (“Dispute Notice”) the Relationship Manager of the other Party by providing reasonable details in respect of the Dispute. Thereafter the Relationship Managers of both the Parties shall, within thirty days from the date of the Dispute Notice, reasonably co-operate with each other to resolve the Dispute amicably.

(B)
If the Relationship Managers of both Athena and Dell are unable to reach a resolution of a dispute with respect to any quality or turnaround time standards set forth in any Statement of Work under this Agreement, (a “Technical Dispute”), either Party may request the matter be resolved by an “Expert” as defined below.

Within ninety days after the date of this Agreement, the Parties will agree on a list of no fewer than three third party experts (the “Experts”) in rank order of preference. In the event that the Parties cannot reach agreement on a Technical Dispute as provided herein above, either Party may require that the matter be submitted to one of the Experts for determination. Such request must be made within ten days after the expiration of any time period set aside under this Section for attempted mutual resolution by the Parties’ Relationship Managers. The Parties will reasonably cooperate to submit the dispute to one of the Experts, in order of the preference on the agreed list. The Expert that accepts and is first available for the task will review the Technical Dispute at issue and the Parties written comments in respect of such Technical Dispute. Within thirty days from the date that the issue is referred to him, the Expert will provide a non-binding recommendation for solving the Technical Dispute that he or she believes is/are commercially reasonable, consistent with standard industry practice, adequate to determine compliance by the Parties and resolve the Technical Dispute. The costs of the Expert for all determination made by him pursuant to this Section will be borne equally by the Parties.
In connection with making such non-binding recommendation, each Party will be required to provide the Expert with such reasonable documentation or other information in its possession that the Expert reasonably requests and that is reasonably related to his or her determination, provided that the expert will retain all such documents and information provided by each party as confidential to the party producing them and will not disclose the same in any manner whatsoever (except as required by law) to any other person or entity, including but not limited to the other Party. In this regard each of the parties shall execute acceptable non-disclosure agreements with the Expert.

(C)
Notwithstanding the non-binding recommendation made by an Expert as above, or the failure of the process outlined above to resolve a Dispute, nothing in this Agreement shall restrict either Party from pursuing other available legal remedies with respect to a Dispute.

k)
Jurisdiction. The federal district court and the state courts in the State of Delaware will be the exclusive venue for any court proceedings between Dell and Athena arising out of or in connection with this Agreement.

l)	Third Party Beneficiaries. Clients and/or customers of Athena as to whom Dell provides Services hereunder are not third party beneficiaries to this Agreement.

m)	Joint Review Board.

i.
The Parties acknowledge and agree that there is a need for both the Parties to meet on a regular or periodic basis to discuss various aspects pertaining to this Agreement and the SOWs. Accordingly, the Parties hereby agree to create “Joint Review Board” within sixty days from the Effective Date.

ii.	Composition: The Joint Review Board shall consist of a minimum of six members, at least the following 3 members from each Party:

•	Account Executives;

•	Relationship Managers; and

•	Operational Heads.
Additionally, the parties may nominate additional members from their respective organization, as necessary to be part of the Joint Review Board. At the time of such nomination, the nominating Party shall identify if such nomination is for the specific meeting only or a permanent nomination to the Joint Review Board.
The Parties may, in addition to nominating additional members as above, invite specific individuals for the specific meetings of the Joint Review Board. The participation shall be limited to providing any inputs, information or data as required by the Joint Review Board for any appropriate review and such invited members would not have any decision making ability.
Notwithstanding anything to the contrary, at any given point in time, there shall be equal representation from both Parties on the Joint Review Board and no meeting of the Joint Review Board shall be held without such equal representation from both Parties.

iii.
Periodicity & Place or Mode of Meeting: The Joint Review Board shall meet at least once in every quarter, starting from the Effective Date. Provided however, if all members of the Joint Review Board agree, such meetings may be held on a monthly basis or ad-hoc meetings may also be scheduled, subject to the availability of all members of the Joint Review Board.

Such meetings may take place either in a physical meeting where all members of the Joint Review Board sit at one place or through teleconference or video conference.
For calling any ad-hoc Joint Review Board meeting, the Party calling the meeting shall issue a notice to the other Party as per the terms of Section 18(a) of this Agreement. Same process shall be followed for any change in the composition in the Joint Review Board by a Party or for any additional nomination or invitation.

iv.
Mandate: The Joint Review Board shall meet to discuss all aspects pertaining to this Agreement, the SOWs and the relationship of the Parties. At a minimum, the agenda for each Joint Review Board meeting shall include the following (without limitation):

A.	Pricing Review under Section 3(e);

B.	Gain-sharing for any transformation suggestions/innovations from Dell;

C.	Review of movement of pricing from FTE to Transaction Based pricing.

D.	Any other agenda items brought out by either Parties’ representatives on the Joint Review Board.
All actions agreed by the Joint Review Board shall be implemented through an amendment to the applicable SOW or through an amendment to this Agreement (where applicable). If actions agreed by the Joint Review Board are more operational in nature and do not need an amendment to the SOW or this Agreement for implementation, then the Parties shall complete such actions at an operational level.
[Signatures Appear on Following Page]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as a sealed instrument to be effective as of the date set forth above.

DELL MARKETING L.P. By:_/s/ Suresh Vaswani_____________ Name:_Suresh Vaswani_____________ Title: _President of Dell Services_____ Date:_February 1, 2013_____________	ATHENAHEALTH, INC. By:_/s/ Timothy M. Adams_____ Name: _Timothy M. Adams____ Title: _CFO_________________ Date: _1/31/13______________

EXHIBIT A
STATEMENT OF WORK (FORM)

Statement of Work Number:
Service Description:
This Statement of Work (the “Statement of Work”) is entered into on this ____day of ____________, 20____ (the “Effective Date”). by and between, on the one hand athenahealth, Inc. (“Athena”), and on the other hand Dell Marketing L.P. (“Dell”), and entered into under the Amended and Restated Master Agreement (the “Master Agreement”) between Athena and Dell dated as of February 1, 2013.
Unless otherwise defined herein, capitalized terms used in this Statement of Work shall have the same meanings as set forth in the Master Agreement.

1.	Term.
This Statement of Work shall be in effect for a period of _________ months (the “Initial Term”) from the Effective Date. Upon expiration of the Initial Term, this Statement of Work will automatically be renewed for consecutive additional terms of _____ years each for a maximum of ______ years.
Either Party may terminate this Statement of Work without cause, at any time, by providing the other party with a prior written notice of at least fifteen calendar months. Notwithstanding the foregoing, either Party may terminate this Statement of Work as provided in this Statement of Work or in the Master Agreement.

2.	Services.
Dell shall provide the following Services subject to the terms of this Statement of Work: ___________________________________________________.

3.	Pricing.
In consideration for the provision of the Services described in this Statement of Work, Athena will pay Dell at the following rates:_________________
The payment terms will be as set forth in the Master Agreement, unless otherwise specified in this Statement of Work.

4.	Service Levels
[To be Completed]

[Dell and Athena will separately do a time study, mutually agree and document the turnaround times, quality, auditing and other compliance requirements and obligations.]

5.	Other Terms.
[To be completed, if any]
IN WITNESS WHEREOF, the Parties hereto have executed this Statement of Work as a sealed instrument as of the Effective Date set forth above.

DELL MARKETING L.P. By:____________________________ Name:__________________________ Title: __________________________ Date:__________________________	ATHENAHEALTH, INC. By:_________________________ Name: _____________________ Title: ______________________ Date: ______________________

EXHIBIT B
CHANGE ORDER (FORM)

Statement of Work Number:
Service Description:
Change Order Number:

This Change Order (the “Change Order”) is entered into on this ____ day of ____________, 20____ (the “Effective Date”), by and between, on the one hand athenahealth, Inc. (“Athena”), and on the other hand Dell Marketing L.P. (“Dell”), and is entered into under the Amended and Restated Master Agreement (the “Master Agreement”) between Athena and Dell dated as of February 1, 2013, and the Statement of Work referenced above.
Unless otherwise defined herein, capitalized terms used in this Statement of Work shall have the same meanings as set forth in the Master Agreement.
[Describe changes to provisions of the Statement of Work]
IN WITNESS WHEREOF, the Parties hereto have executed this Change Order as a sealed instrument as of the Effective Date set forth above.

DELL MARKETING L.P. By: ____________________________ Name: __________________________ Title: __________________________ Date: __________________________	ATHENAHEALTH, INC. By: _________________________ Name: _____________________ Title: ______________________ Date: ______________________

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

EXHIBIT C
SERVICE LOCATIONS

1.	*, India

2.	*, India

3.	*, Philippines

4.	Such other locations, as mutually agreed between the Parties.

EXHIBIT D
BUSINESS ASSOCIATE TERMS AND CONDITIONS

1.
Definitions. For purposes of this Exhibit, capitalized terms used, but not otherwise defined, in this Exhibit or the Amended and Restated Master Agreement to which this Exhibit is attached (the “Agreement”) shall have the same meaning as given to those terms in 45 CFR §§160 and 164. For purposes of this Exhibit, “Business Associate” refers to Dell, and “Covered Entity” refers to Athena. “Privacy Rule” refers to the privacy standards adopted under HIPAA and set forth at 45 CFR § 164 Subpart E. “Security Rule” refers to the security standards adopted under HIPAA and set forth at 45 CFR § 164 Subpart C.

2.	Obligations and Activities of Business Associate.
Notwithstanding any provision to the contrary in the Agreement, Business Associate shall:

a.
Not use or disclose Protected Health Information that it receives from or on behalf of Covered Entity (including Protected Health Information of Covered Entity’s customers) or that it creates on behalf of Covered Entity (collectively “PHI”) other than as permitted or required by this Exhibit, or as required by law;

b.
Not use or disclose PHI in a manner that would violate the requirements of the Privacy Rule when done by Covered Entity, except as permitted by Section 3(b) or 3(c), below, and Business Associate shall be permitted to (i) use PHI for the proper management and administration of Business Associate or to carry out the legal responsibilities of Business Associate; (ii) disclose PHI for the proper management and administration of Business Associate or to carry out the legal responsibilities of Business Associate if (A) the disclosure is required by law; or (B) Business Associate obtains reasonable written assurances from the person to whom it disclosed the PHI that it will remain confidential and used or further disclosed only as required by law or for the purpose for which it was disclosed to the person, and the person notifies Business Associate of any instances of which it is aware in which the confidentiality of the PHI has been breached; and (iii) use PHI to provide data aggregation services to Covered Entity as permitted by 45 C.F.R. Section 164.504(e)(2)(i)(B) if the performance of data aggregation services is necessary for Business Associate to perform its obligations under the Agreement or Covered Entity otherwise requests data aggregation services from Business Associate;

c.
When it has possession of PHI, is accessing PHI, (other than when present at a any facility owned or leased by or on behalf of Covered Entity (each a “Covered Entity Facility”) or when accessing or utilizing any equipment, software, tools or other information technology owned, leased or licensed by or on behalf of Covered Entity (“Covered Entity Systems”), each of which is governed by Section 2(e) below), it shall use appropriate safeguards as required by the Privacy Rule to prevent use or disclosure of the PHI other than as provided for by the Agreement;

d.
When it has possession of electronic PHI, is accessing electronic PHI, or is transmitting electronic PHI (other than when present at a Covered Entity Facility or when accessing or utilizing a Covered Entity System, each of which is governed by Section 2(e) below), it shall implement administrative, physical, and technical safeguards that reasonably and appropriately protect the confidentiality, integrity, and availability of such electronic PHI as required by, and as more specifically set forth in, the Security Rule;

e.
When present at a Covered Entity Facility (e.g., when providing Services at a Covered Entity Facility) or accessing or utilizing a Covered Entity System, Business Associate shall comply with Covered Entity’s standard safeguards to prevent the use or disclosure of PHI (including Covered Entity’s standard administrative, physical and technical safeguards to protect the confidentiality, integrity and availability of electronic PHI) applicable to such Covered Entity Facility or such Covered Entity System, provided Covered Entity has given Business Associate prior written notice of such safeguards;

f.	Mitigate, to the extent practicable, any harmful effect that is known to Business Associate of a use or disclosure of PHI by Business Associate in violation of the requirements of this Exhibit;

g.
Report promptly to Covered Entity (i) any use or disclosure of the PHI by Business Associate not provided for by this Exhibit of which it becomes aware and (ii) any “security incident” as defined in the Security Rule of which it becomes aware;

h.
Ensure that any agent, including a subcontractor, to whom it provides PHI agrees to the restrictions and conditions that are substantially similar in all material respects to the restrictions and conditions that apply through this Exhibit to Business Associate with respect to such information;

i.	Provide access, at the request of Covered Entity, and in the time and manner reasonably designated by Covered Entity, to PHI in a Designated Record Set

that is being maintained by Business Associate in the format and on the media in use as of the date of the request, to Covered Entity or, as directed by Covered Entity, to an individual in order for Covered Entity to meet the requirements under 45 CFR §164.524, at no cost to Covered Entity or the individual other than payment by Covered Entity for the media then in use;

j.
Make any amendment(s) to PHI in a Designated Record Set that is being maintained by Business Associate that Covered Entity directs or agrees to pursuant to 45 CFR §164.526 at the request of Covered Entity, and in the time and manner reasonably designated by Covered Entity in order for Covered Entity to meet the requirements under 45 CFR §164.526;

k.
Make its internal practices, books, and records relating to the use and disclosure of PHI available to the Secretary, in a time and manner designated by the Secretary, for purposes of the Secretary determining Covered Entity’s compliance with the Privacy Rule;

l.
Unless otherwise mutually agreed in writing between the Business Associate and the Covered Entity, make available to the Covered Entity the information pertaining to the disclosures of PHI made by Business Associate and information related to such disclosures pursuant to the Agreement in order to assist the Covered Entity to respond to a request by an individual for an accounting of disclosures of PHI in accordance with 45 CFR §164.528;

m.
Upon Business Associate’s receipt of written notice from Covered Entity that Covered Entity has received a request for an accounting of disclosures of PHI regarding an individual, provide to Covered Entity , in a time and manner reasonably designated by Covered Entity, information collected in accordance with Section 2(l), to permit Covered Entity to respond to a request by that individual for an accounting of disclosures of PHI in accordance with 45 CFR 164.528, and it shall be Covered Entity’s responsibility to prepare and deliver any such requested accounting;

n.	Establish and enforce appropriate clearance procedures and supervision to assure that its workforce follows requirements consistent with Business Associate’s obligations under this Exhibit;

o.	Act immediately and effectively to terminate access to PHI of any of its staff upon such staff member’s termination or reassignment; and

p.	Provide appropriate training for its staff to assure that its staff complies with its obligations consistent with the requirements of this Exhibit.

3.	Permitted Uses and Disclosures by Business Associate.

a.
Except as otherwise limited in the Agreement, Business Associate may use and disclose PHI only as necessary for its provisions of Services under the Agreement, provided that such use would not violate the Privacy Rule if done by the Covered Entity, except as permitted by Sections 2(b)(ii) – (iii) above and Section 3(b) and Section 3(c) below.

b.	Except as otherwise permitted by this Exhibit, Business Associate will not disclose PHI to any person or entity other than Covered Entity without Covered Entity’s express written consent.

c.
Business Associate may disclose PHI to its agents and approved subcontractors solely for the purpose of performing Business Associate’s obligations under the Agreement and for those purposes set forth in Section 3(a) only if such agents, subcontractors and representatives agree in writing to be bound by and comply with restrictions and conditions that are substantially similar in all material respects to the restrictions and conditions that apply through the Agreement to Business Associate with respect to such information in accordance with Section 2(h) above.

4.	Obligations of Covered Entity.

a.
Covered Entity shall notify Business Associate of any changes in, or revocation of, any consent, authorization or permission by an individual to use or disclose PHI of which Covered Entity has knowledge, to the extent that such changes may affect Business Associate’s permitted or required use or disclosure of PHI specified in this Exhibit.

b.
Covered Entity shall notify Business Associate of any restriction to the use or disclosure of PHI to which Covered Entity is bound under 45 CFR §164.522 and of which Covered Entity has knowledge, to the extent that such restriction may affect Business Associate’s permitted or required use or disclosure of PHI specified in this Exhibit.

c.
Covered Entity shall notify Business Associate in writing of any limitation(s) in the notice of privacy practices of any Provider (as defined in HIPAA) in accordance with 45 C.F.R. § 164.520 and of which Covered Entity has knowledge, to the extent any such limitations may affect Business Associate’s permitted or required use and disclosure of PHI specified in this Exhibit.

d.
Without limiting Sections 2(b)(ii) – (iii), Section 3(b) and Section 3(c) above, Covered Entity shall not request, and the performance of the Services shall not require, Business Associate to use or disclose PHI in any manner that would not be permissible if done by Covered Entity.

5.	Term and Termination.

a.	The term of this Exhibit will begin as of the effective date of the Agreement and will terminate when the Agreement terminates.

b.	Upon material breach of this Exhibit by Business Associate, Covered Entity:
1) Will provide thirty days from Business Associate’s receipt of written notice from Covered Entity specifying the breach in reasonable detail for Business Associate to cure the breach or to end the violation and if Business Associate does not cure the breach or end the violation within such 30-day period, Covered Entity will have the right to terminate this Exhibit and the Agreement effective on written notice of termination, without further liability by reason of such termination;
2)If cure is not possible, Covered Entity will have the right to terminate this Exhibit and the Agreement pursuant to the provisions of Section 4(b) of the Agreement, without further liability by reason of such termination by providing Business Associate with written notice of termination; or
3)If neither termination nor cure is feasible, Covered Entity will report the violation to the Secretary.

c.
Except as provided in paragraph (d) of this Section, upon any termination or expiration of the Agreement, Business Associate will return all PHI to the Covered Entity. Business Associate will retain no copies of PHI including but not limited to paper or electronic copies.

d.
If return or destruction of the PHI is not feasible, Business Associate will notify Covered Entity in writing of the conditions that make its return or destruction not feasible. Business Associate will extend the protections of this Exhibit to such PHI and limit further uses and disclosures of such PHI to those purposes that make its return or destruction not feasible, for so long as Business Associate maintains such PHI.

6.	Miscellaneous.

a.
Subject to the applicable provisions of the Agreement, the Parties agree to take such action to amend the Agreement and this Exhibit from time to time as is necessary for Covered Entity to comply with the requirements of HIPAA, the Privacy Rule and the Security Rule.

b.	The obligations of Business Associate under Section 5(c) and (d) of this Exhibit will survive the termination of the Agreement.

STATEMENT OF WORK

Statement of Work Number:	1
Service Description:	POSTING PROCESS
This Statement of Work (the “Statement of Work”) is entered into effective as of the 1st day of February, 2013 (the “Effective Date”) by and among, on the one hand athenahealth, Inc. (“Athena”), and on the other hand Dell Marketing L.P.,. (“Dell”), and is subject to, and upon execution shall be incorporated into the Master Agreement (the “Master Agreement”) between Athena and Dell, with an Effective Date of February 1, 2013.
Unless otherwise defined herein, capitalized terms used in this Statement of Work shall have the same meanings as set forth in the Master Agreement.

I.	TERM & TERMINATION
This Statement of Work shall be in effect for a period of five (5) years from the Effective Date (the “Initial Term”). Upon expiration of the Initial Term, this Statement of Work will automatically be renewed for consecutive additional two terms of one (1) year each.
Either Party may terminate this Statement of Work without cause, at any time, by providing the other party with a prior written notice of at least fifteen (15) calendar months. Notwithstanding the foregoing, either Party may terminate this Statement of Work as provided in this Statement of Work or in the Master Agreement. If a Party issues a notice of termination as above, then during the notice period, Dell will invoice Athena for Services for an amount which is greater of (a) the amount for the actual services provided; or (b) the Monthly Minimum Volumes specified in Clause 3 (d) of the Agreement. .

II.	SERVICES
Dell shall provide the following Services subject to the terms of this Statement of Work:

A.	Payment Posting Services:
Payment posting encompasses three distinct workflows: (1) Payment Batch Creation, (2) Data Entry, and (3) Manual Payment Posting; Definitions of each workflow are provided below.

1

1.	Payment Batch Creation
Dell will receive records/batches from Athena on athenaNet. Athena shall provide secured log-in ids and passwords to Dell’s team members dedicated for this process (“FTEs”) to access the athenaNet for completing the records/batches. The FTEs will work on the athenaNet and perform the following steps for completing Payment Batch Creation:

a.
Unrouted Queue. The FTEs will open a batch assigned for Dell under the right Practice ID per the Mail Box / Lock Box Deposit slip on athenaNet. FTEs will update the Mail Box & Lock Box Deposit details as provided in the image onto athenaNet.

b.	Scan First Queues – The FTEs will update the Check amount, Check MICR, Payee details for each copy that will be scanned in a batch & provided to Dell in a queue assigned by Athena on athenaNet.

c.	BLADE– The FTEs will review the images on the assigned batches and carry out data entry and appropriate batch splits into ERA out sorting or ABP batches for Data Entry process.

d.
Matchcon – The FTEs will review the batches assigned in athenanet application for any possible duplicate payment posting (Tentative match between a Posted Batch and another batch waiting for posting) in athenanet & move the batches for processing or discarding appropriately.

2.	Data Entry:
This Service involves data entry of payment and denial data from explanation of benefits (“EOBs”) and other documentation.  Line item charges on EOBs will be matched against an extract of claims information from athenaNet and payment and denial data will then be entered to complete agreed formats to record payer adjudication of each appropriate charge.
Dell performs its work on a semi-on line model, which model requires Dell to employ an offline application to accept both claims extract data and the data entered from

2

EOBs.  The completed data from the application is then provided to Athena using an agreed data transfer protocol.

3.	Manual Payment Posting:
Dell manually posts items that fail to auto-match and/or auto-post in athenaNet. Athena will provide a real-time assignment queue in athenaNet to allocate unresolved batches in priority order to Dell staff (“Posting Analysts”). Posting Analysts will resolve the transactions in the batch that were not automatically posted to athenaNet. The service will also include, at Athena’s direction, creating unpostable records, wand posting transactions manually upon Athena’s request.

B.	Exception Processing Services:
Exception Processing encompasses two distinct workflows: (i) the resolution of unpostable records, and (ii) the resolution of posting errors found either by Athena staff, Dell staff engaged in A/R management workflows, or Athena clients.

1.	Resolution of Unpostable Records:
Dell shall resolve records marked as unpostable during the Payment Posting process.

2.	Posting Error Correction (PKC and Posting Quality):
Dell shall correct records that are identified by Athena on athenaNet as having been posted in error.

3

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

III.	PRICING.
In consideration for the provision of the Services described in this Statement of Work, Athena will pay Dell at the following rates:

	Process	Effective January 1st, 2013	Effective April 1st, 2014
Payment Batch Creation	BLADE	$ * per image	$ * per image
	Unrouted Queue Scan First Matchcon	$* per hour per FTE	$* per hour per FTE
Data Entry	Payment Posting (Data Entry)	$ * per line item	$ * per line item
	Payment Posting: New Patients	$ * per transaction	$ * per transaction
Manual Payment Posting	Posting Analysts (standard processing)	$ * per transaction	$ * per transaction
Exception Posting	Unpostables Posting QA	$* per hour per FTE	$* per hour per FTE
	Posting Kick Codes*	$* per hour per FTE	$* per hour per FTE
* In PKC queue, based on the monthly volume data worked by Dell as shared by Athena, Dell would reduce the FTE hours to the extent of percentage of claim volumes which had emanated from the Other Dell Posting Teams errors -. Dell will bill Athena for the percentage of Non-Dell related claim volumes worked by the FTEs.

A.	Annual ECI
On every anniversary, the annual ECI as provisioned in the MSA will apply, first such increase effective from January 1, 2015.

B.	Ramp-up Period Pricing for FTE based services only
The ramp-up pricing for new Dell FTEs assigned throughout the Term of this SOW shall be charged (a) at * percent (*%) of the FTE Hourly Rate for the first * (*) actual days when such new Dell FTE provides services to Athena (the "Ramp-up Period”) from their respective start dates and (b) from the * day, at *% of the FTE

4

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

Hourly Rate till the expiry or earlier termination of this SOW, subject to any adjustments as per the terms of the Agreement.

IV.	VOLUME SCHEDULE
As on the Effective Date of this SOW, the projected annual FTE volumes over the Initial Term of this SOW are as follows: *

V.	Service Levels
Dell will perform the services in accordance with the standards set forth below. The invoice adjustments set forth below shall be applied if these standards are not met. All such adjustments will be clearly labeled as such on the relevant invoice. Dell will perform the Payment Posting Services in accordance with the business rules supplied by Athena. The following turnaround and quality service levels are based on the business rules in effect as of the Effective Date of this Statement of Work. If the business rules change in a manner so that the turnaround time and quality service levels are affected, then Dell shall notify Athena and the parties will work together as necessary to establish new turnaround time and quality service levels. For the avoidance of doubt, it is hereby clarified that if Dell is unable to meet the turnaround time service levels or

5

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

quality standards service levels owing to any such change in the business rules, then Dell shall not be obligated to pay any penalty to Athena in respect of such service levels.

A.	Turnaround Time Standards

1.	Remittance Processing *

6

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

2.	Exception Posting Services *

B.	Quality Standards

1.	Remittance Processing *

7

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

*

2.	Exception Posting Services
Dell and Athenahealth currently do not have an agreed measurement methodology for these services. The Parties may mutually agree on the quality standards for the Exception Posting Services at a later stage during the Initial Term of the SOW.

IN WITNESS WHEREOF, the Parties hereto have executed this Statement of Work as a sealed instrument as of the Effective Date set forth above.

8

DELL MARKETING L.P. By:_/s/ Suresh Vaswani___________ Name:_Suresh Vaswani___________ Title: _President of Dell Services____ Date:_February 1, 2013___________	ATHENAHEALTH, INC. By:_/s/ Timothy M. Adams______ Name: _Timothy M. Adams_____ Title: _CFO_________________ Date: _1/31/13______________

9

STATEMENT OF WORK

Statement of Work Number:	2
Service Description:	PAYER CONTACT ACTIVITIES

This Statement of Work (the “Statement of Work”) is entered into effective as of the 1st day of February, 2013 (the “Effective Date”) by and among, on the one hand athenahealth, Inc. (“Athena”), and on the other hand Dell Marketing L.P., (“Dell”), and is subject to, and upon execution shall be incorporated into the Master Agreement (the “Master Agreement”) between Athena and Dell, with an Effective Date of February 1, 2013.

Unless otherwise defined herein, capitalized terms used in this Statement of Work shall have the same meanings as set forth in the Master Agreement.

I.	TERM.

This Statement of Work shall be in effect for a period of five (5) years from the Effective Date (the “Initial Term”). Upon expiration of the Initial Term, this Statement of Work will automatically be renewed for consecutive additional two terms of one (1) year each.

Either Party may terminate this Statement of Work without cause, at any time, by providing the other party with a prior written notice of at least fifteen (15) calendar months. Notwithstanding the foregoing, either Party may terminate this Statement of Work as provided in this Statement of Work or in the Master Agreement. If a Party issues a notice of termination as above, then during the notice period, Dell will invoice Athena for Services for an amount which is greater of (a) the amount for the actual services provided; or (b) the Monthly Minimum Volumes specified in Clause 3 (d) of the Agreement.

II.	SERVICES.
Dell shall provide the following Services subject to the terms of this Statement of Work:

A.	Payer Contact Activities:
Payer contact is comprised of four similar, yet distinct, workflows designed to gather data from payers as follows: (i) Claims Tracking; (ii) Remittance Tracking; (iii) Unpostables Tracking; and (iv) Denials Management. Each activity is defined and described below:

1

1.	Claim Tracking

a.
Claim tracking comprises contacting payers via web, telephone, fax, and/or direct mail inquiries in an effort to obtain claim status information and to update athenaNet with the same. The claims processed in this workflow have an unknown payer adjudication status. The goal of the workflow is to identify any payer processing issues as outlined in the athenaNet that may have delayed adjudication and payment, and to either resolve such issues or notify the appropriate next responsible Athena party to initiate resolution.

b.
Web statusing. Dell may perform the statusing via the web by checking on the claim’s status through the payer website(s) as notified by Athena to Dell. In case the information on claims status is not available on such website(s), Dell will be required to make a Call to the payer for the status. Once Dell receives the data from the payer or from the website(s), Dell will upload such data to the corresponding record on to athenanet.

c.
Athena places claims in this workflow in a worklist on a daily basis, for processing by the Dell claims tracking team. Prior to contacting the payer for claim status, claims must first be thoroughly reviewed through a detailed analysis of the claim history, including without limitation (i) review of all events visible from the claim edit page on athenaNet in chronological order to understand the processing to date of each claim; (ii) review of any payments posted or documentation attached to the claim which could impact the dialogue with the payer once contact is established; and (iii) review of all relevant demographic data on athenaNet with respect to the individuals prior to contacting the payer so that the Dell claims tracking team member has a firm understanding of the types of insurance coverage the individual currently has or may have had in the past.

d.
On completion of the above analysis, including identification of the payer with whom processing status is unknown, the Dell claims tracking team member will contact the payer by calling the number(s) listed on athenaNet on the payer setup page, or by checking the claim’s status via the payer’s portals or by another contact method as directed by Athena.

e.
The Claim Tracking team will follow documented workflows supplied by Athena. Details of the call and the relevant data points collected for each payer contact event will be updated in athenaNet through (i) direct entry in unique data fields and (ii) creation of an updated claim note, which contains a unique kick code to

2

characterize the information received from the payer and to identify the specific reason for the call.

1.
Faxing. Athena receives the faxes that are sent by payers on daily basis. Athena uploads these faxes in Athena FTP server. These faxes are downloaded by Dell’s network team and saved in Dell’s internal folders. These faxes are then sorted out by practices with EOB’s as outlined on athenaNet and uploaded on athenaNet for posting on athenaNet, which activity is carried out by the Dell’s posting team.

2.	Remittance Tracking

a.
Remittance Tracking involves contacting payers via web, telephone, fax, and direct mail inquiries to obtain copies of claim remittance and proof of payment to be used for posting activities. The claims processed in this workflow are known to be paid claims, as documented in connection with a previous payer contact event. The goals of this workflow are to (i) obtain a copy of the remittance detail (EOB) and proof of payment (check copy of verbal confirmation of disbursement details), (ii) forward the remittance detail and proof of payment to the posting department for claim posting, and (iii) identify any possible reasons for the initial failure of the remittance documents to be received and processed in a timely manner. The primary activity is confirmation of the pay-to address used by the relevant payer.

b.
Athena places claims in this workflow in a worklist daily for processing by the Remittance Tracking team. Prior to contacting the payer for claim status, claims must first be thoroughly reviewed through a detailed analysis of the claim history, including without limitation (i) review of all events visible from the claim edit page in chronological order to understand the processing to date of each claim, (ii) review of any payments posted or documentation attached to the claim which could impact the dialogue with the payer once contact is established, (iii) review of all relevant unpostables inventory in athenaNet to search for missing remittance documentation prior to contacting the payer, and (iv) review of all relevant demographic data..

c.
It can be the case that the remittance documents have already been received and a processing oversight or timing delay may have resulted in a failure to apply information to the claim. Since the payer has already been contacted and confirmed payment, the claim history will contain many of the payment details.

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These payment details can be used to search data fields in the unpostables library in order to aid the process of identifying previously received data that might now be able to be applied to the claim.

d.
On completion of the above analysis, including identification of the payer from which remittance documentation is needed, the agent will contact the payer by calling the number(s) listed in athenaNet on the payer setup page, or by another contact method as directed by Athena.

e.
The Remittance Tracking team will follow documented workflows supplied by Athena. Details of the call and the relevant data points collected for each payer contact event will be updated in athenaNet through (i) direct entry in unique data fields, and (ii) creation of an updated claim note, which contains a unique kick code to characterize the information received from the payer and to identify the specific reason for the call.

3.	Unpostables Tracking

a.	Dell will check for the following data on athenaNet to determine of a claim is unpostable:

•	Balance Forward;

•	Check Amount Different than Remittance Amount;

•	Check Deposit;

•	EFT Deposit;

•	Provider Takeback;

•	Rebate Check;

•	Refund Request Letter;

•	Remittance Advice Received;

•	Unreadable;

•	Missing page; and

•	Live Check.

b.
Athena places claims in this workflow daily for processing by the Dell unpostables tracking team. Prior to contacting the payer on an unpostable record, the record must first be thoroughly reviewed through a detailed analysis of the unpostable history, including without limitation (i) review of all events visible from the unpostable edit page in chronological order to understand the processing to date of each record, and (ii) review of any changes in status or added notes which could impact the dialogue with the payer once contact is established.

c.	On completion of the above analysis, including identification of the payer from which remittance documentation is needed, the agent contacts the payer by

4

calling the number(s) listed in athenaNet on the payer setup page, or by another contact method as directed by Athena.

d.
The Dell Unpostables Tracking team will follow documented workflows supplied by Athena. Details of the call and the relevant data points collected for each payer contact event will be updated in athenaNet through (i) direct entry in unique data fields and (ii) creation of an updated claim note, which contains a unique kick code to characterize the information received from the payer and to identify the specific reason for the call.

4.	Denials Management

a.
Denials Management involves contacting payers via web, telephone, fax, and direct mail inquiries in an effort to obtain denial status information and to update athenaNet with the same. The claims processed in this workflow have been processed and denied by payers. The goal of the workflow is to identify any opportunity to initiate reprocessing or reconsideration of the claim to have the denial overturned and payment issued. In the case of a final denial, the goal is to obtain as much detail about the reasons for the denial as possible to appropriately categorize the payer and to use such information to avoid future denials.

(i)	Unspecified Denial Management
Process involves contacting payers via web, telephone, fax, and direct mail inquiries in an effort to obtain denial status information and to update athenaNet with the same. The claims processed in this workflow have been processed and denied by payers. The goal of the workflow is to identify any opportunity to initiate reprocessing or reconsideration of the claim to have the denial overturned and payment issued. In the case of a final denial, the goal is to obtain as much detail about the reasons for the denial as possible to appropriately categorize the payer and to use such information to avoid future denials.

(ii)	Specified Denial Management
Process involves analyzing the claims adhering to the payer specific workflow provided by Athena, resubmit or send appeal through the automated appeal process utilizing the functionality on athenaNet. The

5

claims processed in this workflow have been processed and denied by payers. The goal of the workflow is to identify any opportunity to initiate reprocessing or reconsideration of the claim to have the denial overturned and payment issued. In the case of a final denial, the goal is to obtain as much detail about the reasons for the denial as possible to appropriately categorize the payer and to use such information to avoid future denials.

(iii)	Expanded Services – Specified – 7 Kicks
Project requires Dell to clear the erroneous rules on claims with the in kick only limited to the kick codes listed below that are triggered through athenanet’s pre-billed rules engine. These rules are incorrectly fired on claims due to inaccurate demographics entry. Since the rules are fired on claims, the claims are not getting filed. Dell will review the rule being fired and make the corrections based on guidelines provided by Athena and bill the claims as below:

1.	BAC

2.	BADPKG

3.	GRPNMBR

4.	IPN

5.	NO2NDRY

6.	REGERROR

7.	SECINS
The agent will analyze the claim history thoroughly and make the appropriate changes, per workflow provided by Athena, to the claims based on the rules fired and help the claim get billed.

(iv)	Expanded Services – Specified – Others
Project requires Dell to review, analyze claims denied due to inaccurate demographics entry of practice that are identified by Athena and tagged under Expanded Services project. Dell will review the reasons for the claim being denied and make the appropriate changes to the claim to further process.

(v)	Expanded Services – Unspecified – Others
Project requires Dell to contact the payers to review the claims denied due to inaccurate demographics entry of practice that are identified by Athena and tagged under Expanded Services project. Dell will contact the payers

6

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
and verify the reasons for the claim being denied and make the appropriate changes to the claim to further process.
Athena places claims in this workflow in a worklist daily, for processing by the Dell team. Prior to contacting the payer for claim status, claims must first be thoroughly reviewed through a detailed analysis of the claim history, including without limitation (i) review of all events visible from the claim edit page in chronological order to understand the processing to date of each claim, (ii) review of any payments posted or documentation attached to the claim which could impact the dialogue with the payer once contact is established, and (iii) review of all relevant demographic data prior to contacting the payer so that the call agent has a firm understanding of the types of insurance coverage the patient currently has or may have had in the past.
The Denials Management team will follow documented workflows supplied by Athena. Whenever possible, reconsideration should be initiated over the phone. Team members must exercise any available opportunity to initiate action over the phone or a follow-up faxed resubmission, which may quickly re-start activity on the claim and to obtain payment. Details of the call and the relevant data points collected for each payer contact event will be updated in athenaNet through (i) direct entry in unique data fields and (ii) creation of an updated claim note, which contains a unique kick code to characterize the information received from the payer and to identify the specific reason for the call.

III.	PRICING.

A.	In consideration for the provision of the Services described in this Statement of Work, Athena will pay Dell at the following prices based on the type of work and method:

Location	Service	Effective January 1st, 2013	Effective April 1st, 2014
India	Claim Tracking	$*	$*
Remittance Tracking
Unpostables Tracking
Denials Management Unspecified
Expanded Services Unspecified
Manila	Claim Tracking	$ *	$ *

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Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

Denials Management Unspecified
India	Denials Management Specified	$ *	$ *
Expanded Services Specified
Expanded Services 7-Kicks

B.	Annual ECI
On every anniversary, the annual ECI as provisioned in the MSA will apply, first such increase effective from January 1, 2015.

IV.	VOLUME SCHEDULE
*

V.	SERVICE LEVELS

Dell will perform the services in accordance with the standards set forth below. The invoice adjustments set forth below shall be applied if these standards are not met. All such adjustments will be clearly labeled as such on the relevant invoice. Dell will perform the Payer Contact Services in accordance with the business rules supplied by Athena. The following turnaround and quality service levels are based on the business rules in effect as of the Effective Date of this

8

Statement of Work. If the business rules change in a manner so that the turnaround time and quality service levels are affected, then Dell shall notify Athena and the parties will work together as necessary to establish new turnaround time and quality service levels. For the avoidance of doubt, it is hereby clarified that if Dell is unable to meet the turnaround time service levels or quality standards service levels owing to any such change in the business rules, then Dell shall not be obligated to pay any penalty to Athena in respect of such service levels.

A.	Turnaround Time Standards
*

9

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
*

B.	Quality Standards
*

10

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
*

VI.	WORKFLOW, SECURITY, AND TECHNOLOGY.
Specific workflow and training documentation will be provided by Athena. All work to be completed must be based in, and all responses logged in, athenaNet directly. All PHI and transaction data must be directly entered into athenaNet and not stored in any auxiliary systems. Whenever present, discreet data fields must be individually populated to store information rather than storing the same in free text note fields.

VII.	ATHENA RESPONSIBILITIES.
Athena is responsible for maintaining the underlying functionality that supports the worklists and queueing of records for each of these payer contact activities. Athena is further responsible for providing detailed workflow information and supplemented training information as needed to support the activities.

IN WITNESS WHEREOF, the Parties hereto have executed this Statement of Work as a sealed instrument as of the Effective Date set forth above.

DELL MARKETING L.P. By:_/s/ Suresh Vaswani____________ Name:_Suresh Vaswani___________ Title: _President of Dell Services_____ Date:_February 1, 2013___________	ATHENAHEALTH, INC. By:_/s/ Timothy M. Adams_____ Name: _Timothy M. Adams____ Title: _CFO_________________ Date: _1/31/13______________

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STATEMENT OF WORK

Statement of Work Number:	3
Service Description:	ENROLLMENT SERVICES

This Statement of Work (the “Statement of Work”) is entered into as of the 1st day of February, 2013 (the “Effective Date”) by and among, on the one hand athenahealth, Inc. (“Athena”), and on the other hand Dell Marketing L.P., (“Dell”) and is subject to, and upon execution shall be incorporated into the Master Agreement (the “Master Agreement”) between Athena and Dell with an Effective Date of February 1, 2013.

Unless otherwise defined herein, capitalized terms used in this Statement of Work shall have the same meanings as set forth in the Master Agreement.

I.	TERM.
This Statement of Work shall be in effect for a period of five (5) years from the Effective Date (the “Initial Term”). Upon expiration of the Initial Term, this Statement of Work will automatically be renewed for consecutive additional two terms of one (1) year each.

Either Party may terminate this Statement of Work without cause, at any time, by providing the other party with a prior written notice of at least fifteen (15) calendar months. Notwithstanding the foregoing, either Party may terminate this Statement of Work as provided in this Statement of Work or in the Master Agreement. If a Party issues a notice of termination as above, then during the notice period, Dell will invoice Athena for Services for an amount which is greater of (a) the amount for the actual services provided; or (b) the Monthly Minimum Volumes specified in Clause 3 (d) of the Agreement.

II.	SERVICES.

Dell shall provide the following Services subject to the terms of this Statement of Work in accordance with the business rules supplied by Athena:
A.    Enrollment Services:
Enrollment Services comprises six (6) areas of work: (i) Pay-to, (ii) Pay-to Change, (iii) Lockbox Migrations, (iv) Eligibility Report, (v) Small Group Implementation, and (vi) Post Live Provider Number Add. Each activity is defined and described below.

1

1.    Pay-to
Pay-to services involve working claims which are moved to the Pay-to Bucket in athenaNet claim tracking, to check whether the provider’s Pay-to address is correct. The Pay-to data is copied and saved from Citrix to the Local Drive. Claims are then allotted to each Enrollment Analyst, in an excel worksheet saved in the local disk. The Analyst then places a call to the Payer, to verify the accuracy of the Pay-to address. Once the Payer has verified the correct Pay-to address, then the same is documented in the athenaNet System along with the effective date and appropriate kick code. In addition, the required documents (W-9, request letter, Payer form) are faxed to the Payer to change the address.
2.    Eligibility Error Report
The Service entails working a list of eligibility enrollment errors, which are saved to an excel spreadsheet on Citrix. Enrollment Analysts review the spreadsheet and refer to the Payer Set-up Guide to determine the eligibility enrollment process for Payers and clearinghouses. The Enrollment Analysts then follow the process outlined in the Payer Set-up Guide to complete enrollment.
3.    Small Groups Implementations
The service entails completion of all necessary enrollment work required to bring a practice live on AthenaNet. Enrollment Analysts call Payers to verify provider and group numbers; complete enrollment paperwork to enroll clients for electronic transactions, including E-Claims, Electronic Remittance Advice, eligibility and Electronic Funds Transfer; follow up with Payers to make sure enrollment paperwork is approved; and change the practice's Pay-to address with Payers.
4.    Pre and Post Live Provider Number Additions
The service entails verification of provider and/or medical group information with payers. The following data elements may be included as part of the service: Provider Legacy Number, Medical Group Legacy Number, Medical Group Legacy Number Override, Individual NPI Number, Group NPI Number, Department NPI Number, UPIN Number, Medical License Number, Pay-to-address.

2

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

III.    Pricing.
In consideration for the provision of the Services described in this Statement of Work, Athena will pay Dell as follows per full-time equivalent employee (“FTE”) per hour:

Staff Type	Location	Effective January 1st, 2013	Effective April 1st, 2014
Eligibility Cohort FTE	India	$ * per FTE hour	$ * per FTE hour
Phone Cohort FTE	India	$ * per FTE hour	$ * per FTE hour
Phone Cohort FTE	Philippines	$ * per FTE hour	$ * per FTE hour

A.	Annual ECI
On every anniversary, the annual ECI as provisioned in the MSA will apply, first such increase effective from January 1, 2015.

B.	Ramp-up Period Pricing
The ramp-up pricing for new Dell FTEs assigned throughout the Term of this SOW shall be charged (a) at * percent (*%) of the FTE Hourly Rate for the first * (*) actual days when such new Dell FTE provides services to Athena (the "Ramp-up Period”) from their respective start dates and (b) from the * day, at *% of the FTE Hourly Rate till the expiry or earlier termination of this SOW, subject to any adjustments as per the terms of the Agreement.

The parties may mutually agree for moving to a transaction-based payment pricing model during the end of the term of the Statement of Work.

IV.	VOLUME SCHEDULE
As on the Effective Date of this SOW, the projected annual FTE volumes over the Initial Term of this SOW are as follows:
*

3

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
*

V.	REPORTING.
Each month, in connection with the monthly invoice, Dell will provide an allocation of hours worked on each enrollment services activity as outlined in clause II (A) of this SOW.

VI.	Service Levels

A.	Turnaround Time
Dell will perform the Enrollment Services in accordance with the business rules supplied by Athena. The following turnaround and quality service levels are based on the business rules in effect as of the Effective Date of this Statement of Work. If the business rules change in a manner so that the turnaround time and quality service levels are affected, then Dell shall notify Athena and the parties will work together as necessary to establish new turnaround time and quality service levels. For the avoidance of doubt, it is hereby clarified that if Dell is unable to meet the turnaround time service levels or quality standards service levels owing to any such change in the business rules, then Dell shall not be obligated to pay any penalty to Athena in respect of such service levels.

The following chart lists the timeliness requirements for each enrollment service activity.
*

4

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
*

B.	Quality Standards.
The parties will work toward developing mutually agreeable quality measures, and sampling methods, as additional data is gathered by the parties with respect to performance of the services. All errors detected and made by Dell, and reported to Dell within six months of occurrence, will be corrected at no additional cost.

VII.	WORKFLOW, SECURITY, AND TECHNOLOGY
A.    Workflow and Training
Specific workflow and training documentation will be provided by Athena. All work to be completed must be based in, and all responses logged in, athenaNet directly. All PHI and transaction data must be directly entered into athenaNet and not stored in any auxiliary systems. Whenever present, discreet data fields must be individually populated to store information rather than storing the same in free text note fields.
B.    Athena Responsibilities.
Athena is responsible for maintaining the underlying functionality that supports the worklists for each of these enrollment services activities. Athena is further responsible for providing detailed workflow information and supplemented training information as needed to support the activities.

IN WITNESS WHEREOF, the Parties hereto have executed this Statement of Work as a sealed instrument as of the Effective Date set forth above.
[Signatures Appear on Following Page]

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DELL MARKETING L.P. By:_/s/ Suresh Vaswani____________ Name:_Suresh Vaswani___________ Title: _President of Dell Services_____ Date:_February 1, 2013___________	ATHENAHEALTH, INC. By:_/s/ Timothy M. Adams_____ Name: _Timothy M. Adams____ Title: _CFO_________________ Date: _1/31/13______________

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STATEMENT OF WORK

Statement of Work Number:	4
Service Description:	CLINICAL PROCESSING SERVICES

This Statement of Work (the “Statement of Work”) is entered into effective as of the 1st day of February, 2013 (the “Effective Date”) by and among, on the one hand athenahealth, Inc. (“Athena”), and on the other hand Dell Marketing. (“Dell”) and is subject to, and upon execution shall be incorporated into the Master Agreement (the “Master Agreement”) between Athena and Dell, with an Effective Date of 1st February, 2013.

Unless otherwise defined herein, capitalized terms used in this Statement of Work shall have the same meanings as set forth in the Master Agreement.

I.	TERM
This Statement of Work shall be in effect for a period of five (5) years from the Effective Date (the “Initial Term”). Upon expiration of the Initial Term, this Statement of Work will automatically be renewed for consecutive additional two terms of one (1) year each.

Either Party may terminate this Statement of Work without cause, at any time, by providing the other party with a prior written notice of at least fifteen (15) calendar months. Notwithstanding the foregoing, either Party may terminate this Statement of Work as provided in this Statement of Work or in the Master Agreement. If a Party issues a notice of termination as above, then during the notice period, Dell will invoice Athena for Services for an amount which is greater of (a) the amount for the actual services provided; or (b) the Monthly Minimum Volumes specified in Clause 3 (d) of the Agreement.

II.    SERVICES
Subject to the terms of this Statement of Work, Dell will access clinical documents through athenaNet (“Documents”) and conduct the following activities with respect to the Documents in accordance with the business rules supplied by Athena (“Business Rules”):

A.	Classification (Split / Categorization):
Split and indexing the documents (single or multiple), identify the Document type and categorize each Document in athenaNet in accordance with the Business Rules.  Dell will

1

also, if applicable and in accordance with the Business Rules, identify the patient to whom a Document applies by reviewing the unique identifiers in each relevant Document.

B.	Data Capture / Data Select / Clinical Data Entry:
Enter appropriate data into the relevant fields in athenaNet in accordance with the Business Rules.

C.	Quality Assurance:
Perform quality assurance steps on each Document by comparing the information that Dell enters in athenaNet to the data contained within each Document, in accordance with quality assurance measures as mutually agreed between Athena and Dell. In addition, Athena and Dell shall work together during the term of this Statement of Work to develop formal, written Clinical Services quality assurance specifications (the “QA Specifications”) which shall apply upon approval by Athena and Dell. Prior to approval of the QA Specifications, quality assurance shall be performed by both Dell and Athena.  Upon such approval of the QA Specifications, Dell shall assume full responsibility for quality assurance with respect to the Clinical Services.

III.	ATHENA’S OBLIGATIONS.
Athena will provide or perform the following in order for Dell to perform its obligations under this Statement of Work:

A.
Athena will work with Dell to develop the Business Rules and to update the Business Rules from time to time as appropriate, and will provide Dell with such updated Business Rules when they are available.

B.	Athena will import the Documents into athenaNet in a timely manner.

C.	Athena will work with Dell to provide regular training updates as new functionality is introduced into the system, and will provide related documentation to Dell as it becomes available.

D.	Athena will provide Dell with such level of athenaNet access as is necessary to provide the services under the Statement of Work.

Dell shall not be liable for any delay or failure in performing its obligations, if such delay or failure is attributable to any delay or failure of Athena to perform its obligations as set out herein or under the Agreement in a timely manner.

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Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

IV.	PRICING.
In consideration for the provision of the Services described in this Statement of Work, Athena will pay Dell as follows per full-time equivalent employee (“FTE”) per hour:

Staff Type	Effective January 1st, 2013	Effective April 1st, 2014
Staff With Clinical Background	$ * per FTE hour	$ * per FTE hour
Staff Without Clinical Background	$ * per FTE hour	$ * per FTE hour

A.	Annual ECI
On every anniversary, the annual ECI as provisioned in the MSA will apply, first such increase effective from January 1, 2015.

B.	Ramp-up Period Pricing
The ramp-up pricing for new Dell FTEs assigned throughout the Term of this SOW shall be charged (a) at * percent (*%) of the FTE Hourly Rate for the first * (*) actual days when such new Dell FTE provides services to Athena (the "Ramp-up Period”) from their respective start dates and (b) from the * day, at *% of the FTE Hourly Rate till the expiry or earlier termination of this SOW, subject to any adjustments as per the terms of the Agreement.

V.	VOLUME SCHEDULE
As on the Effective Date of this SOW, the projected annual FTE volumes over the Initial Term of this SOW are as follows:

*

3

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

Note 1: Volumes for Clinical Services will be reviewed annually in accordance with the Volume Schedule review process within the MSA.
Note 2:*

VI.	REPORTING
Each month, in connection with the monthly invoice, Dell will provide an allocation of hours worked by all Dell staff, broken down by staff type.

VII.	SERVICE LEVELS

A.	Turnaround Time Standards
Dell and Athena will, through the join review board, discuss and arrive at the services levels pertaining to turnaround time.

B.	Quality Standards.
Dell will perform the Clinical Processing Services in accordance with the Business Rules supplied by Athena. The parties will work toward developing mutually agreeable quality measures, and sampling methods, as additional data is gathered by the parties with respect to performance of the services. All errors detected and made by Dell, and reported to Dell within six months of occurrence, will be corrected at no additional cost.

IN WITNESS WHEREOF, the Parties hereto have executed this Statement of Work as a sealed instrument as of the Effective Date set forth above.

DELL MARKETING L.P. By:_/s/ Suresh Vaswani____________ Name:_Suresh Vaswani___________	ATHENAHEALTH, INC. By:_/s/ Timothy M. Adams_____ Name: _Timothy M. Adams____

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Title: _President of Dell Services_____ Date:_February 1, 2013___________	Title: _CFO_________________ Date: _1/31/13______________

5

STATEMENT OF WORK

Statement of Work Number:	5
Service Description:	athenaCoordinator

This Statement of Work (the “Statement of Work”) is entered into effective as of the 1st day of February, 2013 (the “Effective Date”) by and among, on the one hand athenahealth, Inc. (“Athena”), and on the other hand Dell Marketing. (“Dell”) and is subject to, and upon execution shall be incorporated into the Master Agreement (the “Master Agreement”) between Athena and Dell, with an Effective Date of 1st February, 2013.

Unless otherwise defined herein, capitalized terms used in this Statement of Work shall have the same meanings as set forth in the Master Agreement.

I.	TERM.
This Statement of Work shall be in effect for a period of five (5) years from the Effective Date (the “Initial Term”). Upon expiration of the Initial Term, this Statement of Work will automatically be renewed for consecutive additional two terms of one (1) year each.

Either Party may terminate this Statement of Work without cause, at any time, by providing the other party with a prior written notice of at least fifteen (15) calendar months. Notwithstanding the foregoing, either Party may terminate this Statement of Work as provided in this Statement of Work or in the Master Agreement. If a Party issues a notice of termination as above, then during the notice period, Dell will invoice Athena for Services for an amount which is greater of (a) the amount for the actual services provided; or (b) the Monthly Minimum Volumes specified in Clause 3 (d) of the Agreement. .

II.	SERVICES.
Dell shall provide the following services (“Services”) subject to the terms of this Statement of Work and the Master Agreement:

A.	athenaCoordinator:
athenaCoordinator Services comprises the activities as defined and described below:

1

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

1.	Insurance Verification
This service entails verification of patient insurance by placing calls, reviewing offline website downloads, and online payer websites to verify the patients eligibility for the date of service and check on the payers coordination of benefits and update athenaNet or CAM accordingly based on the direction provided by Athena to Dell throughout the Term of this SOW.

2.	Benefits Verification
This service entails verification of patient insurance by placing calls, reviewing offline website downloads and online payer websites to verify the insurance coverage on the planned services as provided by the doctor’s office on the athenanet, obtain the various patient responsibilities as applicable and verify the pre-certification requirements, update athenaNet or CAM accordingly based on the direction provided by Athena to Dell throughout the Term of this SOW.

3.	Pre-cert Calls
The Service entails verification of Pre-certification status by placing calls, reviewing offline website downloads and online payer websites to verify if the insurance has obtained all the necessary documents and obtain the pre-certification number and update athenaNet or CAM accordingly based on the direction provided by athena to Dell throughout the Term of this SOW.

III.	PRICING.
In consideration for the provision of the Services described in this Statement of Work, Athena will pay Dell as follows (“Coordinator FTE Hourly Rate”) per full-time equivalent employee assigned by Dell to provide the Services described in this SOW (“COORDINATOR FTE”) per hour, the Hourly-Based Payment as provided under Section 3 (c) (ii) of the Master Agreement.

FTE TYPE	Location	Effective January 1st, 2013	Effective April 1st, 2014
Coordinator FTE hourly rate	*	$ *	$ *

A.	Annual ECI
On every anniversary, the annual ECI as provisioned in the MSA will apply, first such increase effective from January 1, 2015.

2

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

B.	Ramp-up Period Pricing
The ramp-up pricing for new Dell FTEs assigned throughout the Term of this SOW shall be charged (a) at * percent (*%) of the FTE Hourly Rate for the first * (*) actual days when such new Dell FTE provides services to Athena (the "Ramp-up Period”) from their respective start dates and (b) from the * day, at *% of the FTE Hourly Rate till the expiry or earlier termination of this SOW, subject to any adjustments as per the terms of the Agreement.

The parties may mutually agree moving to transaction-based pricing once the parties have mutually established the productivity in the process for providing the Services.

IV.	VOLUME SCHEDULE
As on the Effective Date of this SOW, the projected annual COORDINATOR FTE volumes over the Initial Term of this SOW are as follows:
*

Note 1: Volumes for athenaCoordinator Services will be reviewed annually in accordance with the Volume Schedule review process within the MSA.

V.	SERVICE LEVELS
Dell will perform the athenaCoordinator Services in accordance with the business rules supplied by Athena. The following turnaround and quality service levels are based on the business rules in effect as of the Effective Date of this Statement of Work. If the business rules change in a manner so that the turnaround time, quality service levels and the pricing for providing the athenaCoordinator Services are affected, then Dell shall notify Athena and the parties will work together as necessary to establish new turnaround time, quality service levels and pricing. For the avoidance of doubt, it is hereby clarified that if Dell is unable to meet the turnaround time service levels or quality standards service levels owing to any such change in the business rules, then Dell shall not be obligated to pay any penalty to Athena in respect of such service levels.

1.	Turnaround Time Standards
The parties will work toward developing mutually agreeable timeliness requirements as additional data is gathered by the parties with respect to performance of the services.

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B.	Quality Standards
The parties will work toward developing mutually agreeable quality measures, and sampling methods, as additional data is gathered by the parties with respect to performance of the services. All errors detected and made by Dell, and reported to Dell within six months of occurrence, will be corrected at no additional cost during the term of this SOW.

VI.	OTHER TERMS.
All other terms and conditions agreed in the Agreement shall remain and shall continue to apply unchanged, except to the extent they are expressly amended herein.

IN WITNESS WHEREOF, the Parties hereto have executed this Statement of Work as a sealed instrument as of the Effective Date set forth above.

DELL MARKETING L.P. By:_/s/ Suresh Vaswani___________ Name:_Suresh Vaswani___________ Title: _President of Dell Services____ Date:_February 1, 2013___________	ATHENAHEALTH, INC. By:_/s/ Timothy M. Adams______ Name: _Timothy M. Adams_____ Title: _CFO_________________ Date: _1/31/13______________

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